SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
Preliminary Proxy Statement [ ]
Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e) (2) [  ]
Definitive Proxy statement [X]
Definitive Additional Materials [  ]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                    Menlo Acquisition Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
(Name of Person (s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14 (a)-6(i) (4) and
     0-11.

         1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

         2) Aggregate number of securites to which transaction applies:

         ----------------------------------------------------------------------
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------
         4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

         5) Total Fee Paid:
         -----------------------------------------------------------------------
[  ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
[  ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         -----------------------------------------------------------------------
         2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------
         3) Filing Party:

         -----------------------------------------------------------------------
         4) Date Filed:

         -----------------------------------------------------------------------

                                   May 5, 2000

Dear Fellow Stockholder:

On behalf of the Board of Directors and management of Menlo Acquisition Corporation, I cordially invite you to attend the Company's Annual Meeting of Stockholders. The meeting will be held at 2:00 P.M. New York time on June 7, 2000 at the Company's principal and executive offices, 100 Misty Lane, 3rd Floor, Parsippany, New Jersey 07054.

An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the election of three directors, approval of the Menlo Acquisition Corporation 1999 Stock Option Plan and the ratification of the appointment of J.
H. Cohn, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000. The Board of Directors has carefully considered these matters and unanimously recommends that you vote "For" the election of each of the nominees nominated by the Board, "For" the approval of the 1999 Stock Option Plan and "For" the ratification of the appointment of J. H. Cohn, LLP.

In addition to the annual stockholder vote on corporate business items, the meeting will include management's report to you on the 1999 financial and operating performance of Menlo Acquisition Corporation.

I encourage you to attend the meeting in person. However, whether or not you attend the meeting, please read the enclosed Proxy Statement and then complete, SIGN and DATE the enclosed proxy card and return it in the postage prepaid envelope provided as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

Thank you for your attention to this important matter.

                                                Sincerely,

                                                /ss/Richard S. Greenberg, Ph.D
                                                ------------------------------
                                                Richard S.Greenberg, Ph.D
                                                Chairman of the Board

                          MENLO ACQUISITION CORPORATION
                                 100 Misty Lane
                          Parsippany, New Jersey 07054
                                 (973) 560-1400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be Held on June 7, 2000

Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Menlo Acquisition Corporation (the "Company") will be held at its principal and executive offices, 100 Misty Lane, 3rd Floor, Parsippany, New Jersey 07054 at 2:00 P.M., New York time, on June 7, 2000.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.   The election of three directors of the Company
2.   The approval of the Menlo Acquisition Corporation 1999 Stock Option Plan
3. The ratification of the appointment of J. H. Cohn, LLP as the independent auditors of the Company for the fiscal year ending December 31, 2000;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on May 1, 2000 are the stockholders entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote at the Meeting will be available for inspection by stockholders at the place of the Meeting during the ten days prior to the Meeting, as well as at the Meeting.

You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                             BY ORDER OF THE BOARD OF DIRECTORS

Parsippany, New Jersey
May 5, 2000



IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                 PROXY STATEMENT
                          MENLO ACQUISITION CORPORATION
                                 100 Misty Lane
                          Parsippany, New Jersey 07054
                                 (973) 560-1400

                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 7, 2000
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and executive officers named in this Proxy Statement of Menlo Acquisition Corporation (the "Company"), the parent company of Environmental Waste Management Associates, Inc.("EWMA INC."), Environmental Waste Management Associates, LLC ("EWMA LLC"), Integrated Analytical Laboratories, Inc. ("IAL INC.") and Integrated Analytical Laboratories, LLC ("IAL LLC"), its wholly owned subsidiaries, (also referred to collectively as the "Subsidiaries"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at its principal and executive offices, 100 Misty Lane, 3rd Floor, Parsippany, New Jersey 07054 on June 7, 2000 at 2:00 P.M. New York time, and all adjournments and postponements of the Meeting. The accompanying Notice of Annual Meeting, form of proxy, this Proxy Statement and 1999 Annual Report are first being mailed to stockholders on or about May 5, 2000.

At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of three directors; approval of the Menlo Acquisition Corporation 1999 Stock Option Plan; and the ratification of the appointment of
J. H. Cohn LLP, as independent auditors for the Company.

Vote Required and Proxy Information

Any proxy given pursuant to this solicitation and received prior to or at the Meeting, and not revoked, will be voted as specified in such proxy. If the enclosed proxy card is executed and returned without instructions as to how it is to be voted, it will be voted FOR the election of the nominees nominated by the Board of Directors listed in the section under the caption "Proposal I - Election of Directors"; FOR the approval of the Menlo Acquisition Corporation 1999 Stock Option Plan "Proposal II - Approval of the Menlo Acquisition Corporation 1999 Stock Option Plan"; and FOR the ratification of the appointment of J. H. Cohn, LLP "Proposal III Ratification of Appointment of Independent Auditors". The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the Board of Directors, as proxy for the stockholder returning the enclosed proxy card, will have the discretion to vote on such matters in accordance with its best judgment.

Proposals I, II and III require the affirmative vote of a majority of the votes cast on the matter. In the election of directors (Proposal I), the enclosed proxy card enables stockholders to vote "FOR" one or more nominees for election nominated by the Board of Directors or withhold their votes from one or more of such nominees. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called "broker non-votes") in the election of directors will not be included in determining the number of votes cast and will have no effect on the election of directors. For Proposals II and III, the enclosed proxy card enables stockholders to vote "FOR, "AGAINST" or "ABSTAIN" with respect to the proposal. Proxies marked to abstain will be counted as votes cast and will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the proposal. The holders of a majority of the outstanding shares of the Company's common stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to George Greenberg, Secretary, Menlo Acquisition Corporation, 100 Misty Lane, Parsippany, New Jersey 07054.

Voting Securities and Certain Holders Thereof

Stockholders of record as of the close of business on May 1, 2000 will be entitled to one vote for each share of common stock then held. As of that date, the Company had 5,263,348 shares of common stock issued and outstanding. The following table sets forth, as of May 1, 2000, information regarding beneficial ownership of shares of the Company's commons stock by: (i) those persons or entities known by management to beneficially own more than five percent of the common stock; (ii) all directors and nominees; and (iii) all directors and executive officers of the Company as a group. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

                                                      Shares           Percent
Beneficial                                            Beneficially       of
Owner                                                 Owned             Class
-------------------------------------------------------------------------------

Rosebud Holding, LLC (1)                             4,191,000          79.63
100 Misty Lane
Parsippany, New Jersey 07054

Lawrence B. Seidman (2)                                499,000           9.48
100 Misty Lane
Parsippany, New Jersey 07054
Director,President and General Counsel
of the Company and EWMA INC.
and EWMA LLC

In-Situ Oxidative Technologies, Inc. (3)               300,000           5.70
51 Everett Drive
Suite A-10
West Windsor, New Jersey 08550

George Greenberg, Director and                           5,000            *
Secretary of the Company

Richard S. Greenberg, Ph.D,                          4,346,000          82.57
Chairman and Chief Executive Officer of
the Company, Chairman and
Chief Executive Officer of EWMA
INC. and EWMA LLC (1) (3)

All Directors and officers as a group
(Six individuals)                                    4,874,497          92.61

-----------------
(1) Rosebud Holding, LLC is owned 99% by the Greenberg Family Trust of which Elaine Greenberg is the sole trustee and 1% by George Greenberg. Richard
     S. Greenberg, Ph.D, the son of Elaine and George Greenberg, is the primary benficiary of the Greenberg Family Trust.

(2) Lawrence B. Seidman owns 83,166 shares directly. His two adult daughters, each own 83,167 shares. In addition, Mr. Seidman, pursuant to a written agreement with Richard S. Greenberg, Ph.D, dated June 11, 1998, received, on or about March 10, 1999, 249,500 shares of the Company's stock subject to forfeiture if Mr. Seidman terminates his employment with the Company on or before March 10, 2004. On each subsequent annual anniversary date, 20% of these 249,500 shares are released from the terms and conditions of the written agreement in which they are subject to forfeiture.

(3) In-Situ Oxidative Technologies, Inc. is 50% owned by Richard S. Greenberg, Ph.D. As such, 50% of the 300,000 shares are included in Dr. Greenberg's total of shares beneficially owned. Also see the Related Transaction section of this proxy statement for further discussions concerning In-Situ Oxidative Technologies, Inc.

Board of Directors' Meetings and Committees

Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors of the Company held three meetings during fiscal 1999. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors during the past fiscal year. The Company does not have any standing committees.

Pursuant to the Company's bylaws, nominations for election as directors by stockholders must be made in writing and delivered to the Secretary of the Company at least 60 days prior to the annual meeting date. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in the Company's bylaws. The Board of Directors as a whole serves as a nominating committee.

Director Compensation

Directors of the Company do not receive any compensation for serving in that capacity.

Executive  Compensation

The Company does not anticipate paying any compensation to its officers until it becomes actively involved in the operation or acquisition of businesses other than the Subsidiaries. The officers are currently compensated by the Subsidiaries.

The following table sets forth information concerning compensation paid by the Subsidiaries of the Company to the Named Officers. Information for years prior to 1999 relates to compensation paid by Subsidiaries before their acquisition by the Company.

                                                Other
Name &                                          Annual               All Other
Principal                      Salary    Bonus   Comp.    Options   Compensation
Position                Year      $        $    $(1)(2)    #(3)          $
-------------------------------------------------------------------------------
Richard S. Greenberg, Ph.D
(a)                     1999   260,000      0
                        1998   282,001    5,000
                        1997   449,975  200,000

Lawrence B. Seidman (b)
                        1999   145,788      0                          2,500 (4)
                        1998       0        0                        143,778 (4)
                        1997       0        0                        101,528 (4)

Frank Russomanno (c)
                        1999   100,077(5)   0              5,000
                        1998       0        0
                        1997       0        0

George Greenberg (d)
                        1999    50,040      0    11,546
                        1998    50,040   40,000  11,766
                        1997    50,040   40,000  10,133

Michael H. Leftin, Ph.D
(e)                     1999   121,817      0
                        1998   106,360      0
                        1997   106,360   25,000

Kevin  D. Orabone (f)
                        1999   101,846      0              5,000
                        1998    92,579    7,500
                        1997    84,135    6,000
-----------

(a) Chairman and CEO of the Company, Chairman and CEO of EWMA INC. and EWMA LLC
(b) President and General Counsel of the Company and EWMA INC. and EWMA LLC
(c) Chief Financial Officer of the Company and Subsidiaries
(d) Secretary of the Company
(e) President and CEO of  IAL INC. and IAL LLC
(f) Executive Vice President of EWMA, INC. and EWMA LLC

(1) Pursuant to SEC rules, the table above excludes perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of salary and bonus.
(2) The primary component of Mr. Greenberg's "Other Annual Comp." is automobile use in the amount of $9,362, $9,582 and $7,949 for 1999, 1998 and 1997, respectively.
(3) For additional information regarding this award, see the table below captioned "Option Grants in Last Fiscal Year."
(4) Mr.Seidman became an employee of EWMA INC. as of January 11, 1999. Prior to that date he was retained as a consultant. The amounts shown in this column are fees paid for those consulting services.
(5)  Mr. Russomanno became an employee of EWMA INC. as of January 4, 1999.

The following table provides information regarding stock options granted during fiscal 1999. All stock options granted in 1999 are subject to the approval of the 1999 Stock Option Plan (Proposal II) by a majority of the Company's Stockholders.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                  % of Total
                                   Options      Exercise
                          Options  Granted to   Or Base
                          Granted  Employees     Price   Expiration
Name                         #    In Fiscal Yr.  ($/Sh)     Date      5%    10%
-------------------------------------------------------------------------------
Richard S. Greenberg, Ph.D   0         --          --        --       --    --
Lawrence B. Seidman          0         --          --        --       --    --
Frank  Russomanno          5,000      8.69        1.75    10/31/09    --    --
George Greenberg             0         --          --        --       --    --
Michael H. Leftin, Ph.D      0         --          --        --       --    --
Kevin D. Orabone           5,000      8.69        1.75    10/31/09    --    --
All executive officers
 as a group               10,000     17.38        1.75    10/31/09    --    --


The vesting schedule of the option is 20% annually beginning November 1, 1999.

Prior to March 10, 1999, no options were issued or outstanding.

CERTAIN TRANSACTIONS

RELATED TRANSACTIONS

In-Situ Oxidative Technologies

In-Situ Oxidative Technologies ("ISOTEC") is owned 50% by Richard S. Greenberg, Ph.d, Menlo's Chief Executive Officer, and 50% by an unrelated third party. ISOTEC is in the business of remediating contaminated properties using a proprietary in-situ treatment program. The services performed by ISOTEC are similar in nature to those provided by the operating segments of Menlo. During 1999 and 1998, the subsidiaries have generated revenue directly from ISOTEC in the amounts of approximately $183,000 and $36,000, respectively. Additionally, the similar nature of ISOTEC's services has enabled EWMA to obtain contracts and generate revenues with unrelated customers in the past and may potentially enable it to continue to do so in the future.

On December 6, 1999, Menlo entered into an agreement with ISOTEC and an unrelated third party to advance ISOTEC operating capital. As of the date of this agreement, the Company was owed approximately $195,000 for services it had provided on behalf of ISOTEC, of which approximately $162,000 was outstanding as of December 31, 1998. In consideration for Menlo entering into the aforementioned agreement, ISOTEC paid in full the outstanding balance of approximately $195,000. In addition, Menlo was granted the opportunity to purchase up to 50% of ISOTEC.

The agreement calls for Menlo to advance operating funds up to $250,000 to ISOTEC in equal amounts to that being advanced by the unrelated third party. In return, Menlo will receive an option to purchase 20% of Dr. Greenberg's ownership interest in ISOTEC (10% of the Company) for each $50,000 or portion thereof loaned to ISOTEC. The options are exercisable through June 30, 2001 at a price of $1,000 per option. As of April 21, 2000, Menlo had loaned $80,000 to ISOTEC and therefore has two options to purchase a total of 40% of Dr. Greenberg's interest (20% of the Company) for $2,000. Due to ISOTEC's financial condition, Menlo's $80,000 advance/option investment in ISOTEC is being carried at $0. Management does not intend to make any advances in excess of the $250,000 total commitment to ISOTEC until ISOTEC shows an improvement in their financial condition and ability to pay.

Parsippany Headquarters Building

EWMA'S principal executive offices are located in Parsippany, NJ. The Parsippany facility consists of approximately 18,000 square feet of office space leased from Greenberg Property LLC, a company controlled by Richard S. Greenberg, Ph.D. The lease, which is at $14 per square foot, expires in June 2007 and is subject to two five-year renewal options. In management's opinion, the rent being paid at the Parsippany facility is below market rental rates. Management believes that EWMA's Parsippany facility is adequate for EWMA's current needs and will support anticipated future growth for at least the next five years.

Employment Agreements

On June 1, 1998, the Company entered into a five year employment agreement with Messrs. Seidman and Greenberg. The agreement provides for an annual base salary in an amount not less than $150,000 and $260,000, respectively. The agreements became effective on March 10, 1999. The term of the agreement is automatically extended for successive one (1) year periods, unless the Company provides at least sixty (60) days notice in advance of year-end that the term is not to be extended. The agreement provides for termination upon Messrs. Seidman's and Greenberg's death, for cause or in the case of certain other events specified in the agreement.

If Messrs. Seidman's and Greenberg's employment is "involuntarily terminated" by the Company other than in connection with or within 60 months after a change in control of the Company they will be entitled to receive (i) payment of their base salary during the remaining term of the agreement in the same manner and at the same times received while employed and (ii) for the remaining term of the agreement, substantially the same health insurance benefits received as of the date of termination. The term "involuntary termination" means termination by the Company other than for cause or due to the retirement, death or disability of either Seidman or Greenberg, and includes a material reduction of their current duties, benefits and responsibilities.

If Messrs. Seidman's and Greenberg's employment is involuntarily terminated in connection with or within 60 months after a change in control of the Company they will be entitled to receive (i) a lump sum cash payment equal to 299% of their "base amount" of compensation and (ii) for the remaining term of the agreement substantially the same health insurance benefits as they received as of the date of termination. The lump sum payment is subject to reduction to ensure that all amounts payable by the Company to either person in connection with a change in control are deductible by the Company for federal income tax purposes.

Based on their salary at December 31, 1999, if Messrs. Seidman and Greenberg had been terminated as of that date in connection with a change in control and under circumstances entitling them to severance pay as described above, they would have been entitled to receive a lump sum cash payment of approximately $468,700 and $777,400, respectively.

                            PROPOSALS TO BE VOTED ON

                       PROPOSAL I - ELECTION OF DIRECTORS

 The Company's Board of Directors is presently comprised of three members, all of whom are directors of the Subsidiaries. Directors of the Company are elected to serve for a one-year term or until their respective successors have been elected and qualified.

The following table sets forth certain information regarding the Company's Board of Directors and the Board's nominees for election. All nominees have served as directors since March 10, 1999. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees listed in the table below might be unable to serve, if elected. Except as described in this Proxy Statement, there are no arrangements or understandings between any director or nominee listed in the table below and any other person pursuant to which such director or nominee was selected.

                                                 Shares of
                                                Common Stock
                                                Beneficially
                                                  Owned at              Percent
                              Position(s)        3/31/2000                of
Name                             Held               (1)                  Class
-------------------------------------------------------------------------------
Richard S. Greenberg, Ph.D.   Chairman          4,346,000                82.57
(Age 42)                       of the Board
Lawrence B. Seidman           President and       499,000                 9.48
(Age 52)                      General Counsel
George Greenberg              Secretary             5,000                  *
(Age  71 )

All Directors                                   4,850,000                92.15


--------------------------------------------------------------------------------
*Less than one percent.

(1) See footnotes (1), (2) and (3) in Beneficial Ownership Section.

The business experience of each director and director nominated for re-election by the Board is set forth below.

Richard S. Greenberg, Ph.D, is Chairman and Chief Executive Officer of Menlo Acquisition Corporation. Dr. Greenberg founded EWMA INC and IAL INC in 1987 and in April 1997 organized EWMA LLC and IAL LLC; he has served as a director and/or executive officer of those entities since their respective organization. Dr.. Greenberg has had considerable experience in the environmental and chemical industries, including as a research chemist with E.I. DuPont De Nemours and Company, from 1983 to 1986. Dr. Greenberg holds a Ph.D. in Chemistry from the University of California, San Diego, as well as a B.S. degree in chemistry from Duke University. He is a member of a number of professional associations including the Water Environment Federation, the American Chemical Society (Environmental Division), the American Chemical Society (Organic Division), the Commerce and Industry Association of New Jersey, the National Ground Water Association and the National Association of Corrosion Engineering. He has written and spoken extensively on environmental matters and holds a number of patents. Dr. Greenberg is the son of Elaine and George Greenberg.

Lawrence B. Seidman is the President, General Counsel and Director of Menlo Acquisition Corporation, since 1999. Mr. Seidman has acted as a consultant to EWMA INC and EWMA LLC and IAL INC and IAL LLC on financial and legal matters since 1991. Since 1994, he has been the Manager and President of the Corporate General Partner for several Limited Liability Companies and Limited Partnerships that buy and sell publicly traded bank and thrift stocks. He is on the Board of Directors of South Jersey Financial Corp., CNY Financial Corp. and Ambanc Holding Company, Inc. Mr. Seidman holds a J.D. degree from American University and a B.S. degree in Marketing Management from St. Peter's College. He also has taken post-graduate courses in taxation at Georgetown University

George Greenberg has been an officer of EWMA INC since its formation in 1987, serving from 1987 to 1996 as manager of the transportation and disposal department and, from 1997 to the present, heading up its day-to-day internal Quality Control/Quality Assurance operations. In addition, he is responsible for procurement of equipment, materials and supplies. Mr. Greenberg is the father of Dr. Greenberg.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF RICHARD S. GREENBERG, PH.D, LAWRENCE B. SEIDMAN AND GEORGE GREENBERG AS DIRECTORS OF MENLO ACQUISITION CORPORATION.

                          PROPOSAL II - APPROVAL OF THE
                          MENLO ACQUISITION CORPORATION
                             1999 STOCK OPTION PLAN

The Board of Directors of the Company is presenting for stockholder approval the Menlo Acquisition Corporation 1999 Stock Option Plan (the "Stock Option Plan"). The purpose of the Stock Option Plan is to attract and retain qualified personnel in key positions, provide officers, employees and non-employee directors ("Outside Directors") of the Company and any of its affiliates, with a proprietary interest in the Company as an incentive to contribute to the success of the Company, promote the attention of management to other stockholder's concerns, and reward employees for outstanding performance. The following is a summary of the material terms of the Stock Option Plan which is qualified in its entirety by the complete provisions of the Stock Option Plan attached hereto as Appendix A.

Summary of the Plan

Type of Stock Option Grants

 The Stock Option Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and non-statutory stock options ("NSOs").

Administration

The Stock Option Plan will be administered by a Committee appointed by the Company's Board of Directors. Subject to the terms of the Stock Option Plan and resolutions of the Committee, the Committee interprets the Stock Option Plan and is authorized to make all determinations and decisions thereunder. The Committee also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted and the terms and conditions applicable to such grants.

Participants

All employees and outside directors of the Company and its subsidiaries, are eligible to participate in the Stock Option Plan.

Number of Shares of Common Stock Available

The Company has reserved 525,000 shares of Common Stock for issuance under the Plan in connection with the exercise of options. Shares of Common Stock reserved under the Stock Option Plan shall be authorized but unissued shares. Any shares subject to an option which expires or otherwise terminates unexercised will again be available for issuance under the Stock Option Plan.

Under generally accepted accounting principles, compensation expense will generally not be recognized with respect to the award of stock options to employees and directors of the Company and its subsidiaries.

The exercise price of an option may be paid in cash, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Plan and strictly subject to the individual option agreement.

Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the Stock Option Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Committee or specified in the Stock Option Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted.

Effect of a Change in Control

In the event of a change in control (as defined in the Stock Option Plan) of the Company, the Board, may in its discretion provide that the option shall become fully vested and the Participant shall be entitled to exercise such option, in whole or in part.

Term of the Plan

The Stock Option Plan will have an effective date of November 1, 1999, but only if the Stock Option Plan is approved by the stockholders of the Company on June 7, 2000. The Stock Option Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

Amendment of the Plan

The Stock Option Plan allows the Board to amend the Plan as it shall deem advisable subject to the restrictions noted in the Plan.

Certain Federal Income Tax Consequences

The following brief description of the tax consequences of stock option grants under the Stock Option Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or and NSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to any deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includable in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

On exercise of an NSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. The disposition of shares acquired upon the exercise of a NSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

The Company has made option grants to employees representing 57,500 shares, at the then current price of $1.75 per share, subject to stockholders approval of the Stock Option Plan.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE MENLO ACQUISITION CORPORATION 1999 STOCK OPTION PLAN.

PROPOSAL III - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors of the Company has appointed J. H. Cohn LLP, independent accountants, to be the Company's auditors for the fiscal year ending December 31, 2000. Representatives of J. H. Cohn, LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire. J.H. Cohn LLP has served as the Company's independent auditors since 1994.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF J. H. COHN LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

Stockholder Return Performance Presentation

The following graph compares the cumulative total stockholder return on the Company's common stock to the Nasdaq U.S. Stock Index (which includes all Nasdaq traded stocks of U.S. companies) and an environmental industry index for the period from March 10, 1999, the date the Company completed the acquisition of the Subsidiaries pursuant to the Second Amended Plan of Reorganization filed with the Bankruptcy Court on August 12, 1998 and approved on August 26, 1998, through December 31, 1999. The graph assumes that $100 was invested on March 10, 1999 and that all dividends were reinvested. On December 31, 1999, the closing sale price for the Company's common stock on the Nasdaq National Market was $.25 per share.


[GRAPH]

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholder proposals intended to be presented at the Company's next annual meeting must be received by its Secretary at the executive office of the Company, located at 100 Misty Lane, Parsippany, New Jersey 07054, no later than January 5, 2001 to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the next annual meeting.

To be considered for presentation at the next annual meeting, but not for inclusion in the Company's proxy statement and form of proxy for that meeting, proposals must be received by the Company no later than March 22, 2001. If, however, the date of the next annual meeting is advanced or delayed more than 30 days, proposals must instead be received by the Company by the later of the 20th day before the date of the next annual meeting or the tenth day following the day on which public disclosure (by press release, in a publicly available filing with the SEC, through a notice mailed to stockholders, or otherwise) of the date of the next annual meeting is first made. If a stockholder proposal that is received by the Company after the applicable deadline for presentation at the next annual meeting is raised at the next annual meeting, the holders of the proxies for that meeting will have the discretion to vote on the proposal in accordance with their best judgment and discretion, without any discussion of the proposal in the Company's proxy statement for the next annual meeting.

                                  OTHER MATTERS

The Board of Directors is not aware of any business to come before the Meeting other than the election of directors, approval of the Stock Option Plan, and the ratification of the appointment of auditors. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

The cost of solicitation of proxies by the Company will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. The Company has not retained a professional proxy solicitation firm to assist in the solicitation of proxies. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone or other means without additional compensation.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Richard S. Greenberg, Ph.D.
                                            Chairman of the Board

Parsippany, New Jersey
May 5, 2000

                                 REVOCABLE PROXY
                          MENLO ACQUISITION CORPORATION


                         ANNUAL MEETING OF STOCKHOLDERS
                                  June 7, 2000

The undersigned hereby appoints George Greenberg or Richard S. Greenberg, Ph.D.of Menlo Acquisition Corporation (the "Company"), with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held on June 7, 2000, at the Company's corporate headquarters, 100 Misty Lane, Parsippany, New Jersey 07054, at 2:00 P.M., New York time, and at any and all adjournments or postponements thereof, as follows:

I. The election of the following directors for one year term to expire in 2001:


Richard Greenberg           Lawrence B. Seidman           George Greenberg

        For / /               Withhold / /           For all Except / /

INSTRUCTION: TO VOTE FOR ALL NOMINEES, MARK THE BOX "FOR." TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES, MARK THE BOX "WITHHOLD." TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES, BUT NOT ALL NOMINEES, MARK THE BOX "FOR ALL EXCEPT" AND WRITE THE NAME(S) OF THE NOMINEE(S) FOR WHOM YOU WISH TO WITHHOLD YOUR VOTE IN THE SPACE PROVIDED BELOW.

II.  The approval of the Menlo Acquisition Corporation 1999 Stock Option Plan:

           For / /               Against  / /               Abstain / /

III  The   ratification  of  the  appointment  of  J.H.  Cohn  LLP,  as  the independent auditors of the Company for the fiscal year ending December 31,2000.

           For / /               Against  / /               Abstain / /


In their discretion, the Board of Directors, as proxy for the stockholder, is authorized to vote on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED HEREIN, "FOR" APPROVAL OF THE MENLO ACQUISITION CORPORATION 1999 STOCK OPTION PLAN AND "FOR" RATIFICATION OF THE APPOINTMENT OF J. H. COHN LLP.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED HEREIN, FOR APPROVAL OF THE MENLO ACQUISITION CORPORATION 1999 STOCK OPTION PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF J. H. COHN LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT.

Please be sure to sign and date
this Proxy in the box below.              ________________
                                            Date

____________________________________      _____________________________________
Stockholder sign above                     Co-holder (if any) sign above

DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                          MENLO ACQUISITION CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 This Proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this Proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this Proxy). If this Proxy is properly revoked as described above, then the power of the Board of Directors as attorneys and proxies for the undersigned shall be deemed terminated and of no further force and effect.

The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy Statement dated May 5, 2000, and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL THIS PROXY CARD TODAY

Appendix A -1999 Stock Option Plan


                         MENLO ACQUISITION CORPORATION
                             1999 STOCK OPTION PLAN


         1. Purpose. The purpose of this Menlo Acquisition Corporation 1999 Stock Option Plan (the "Plan") is to further the long term stability and financial success of Menlo Acquisition Corporation (the "Company") by attracting and retaining key employees and obtaining the services of directors and consultants through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees, directors and consultants upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to such employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees' and directors' interests with those of the Company's shareholders. The Plan is intended to conform to the provisions of Securities and Exchange Commission Rule 16b-3.

         2. Definitions. As used in the Plan, the following terms have the meanings indicated:

                  (a) "Act" means the Securities Exchange Act of 1934, as amended.

                  (b) "Applicable Withholding Taxes" means the aggregate amount of federal, state and local income and payroll taxes that the
         Company is  required  to  withhold  in  connection   with  any
        exercise of a Nonstatutory Stock Option by an employee.

                  (c)      "Board" means the board of directors of the Company.

                  (d)      "Change of Control" means:

                           (i)  The   acquisition   by  a  Group  of  Beneficial
                  Ownership of 20% or more of the Stock or the Voting Power of the Company, but excluding for this purpose: (A) any acquisition by the Company (or a subsidiary), or an employee benefit plan of the Company; or (B) any acquisition of Common Stock of the Company by management employees of the Company. "Group" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, "Beneficial Ownership" has the meaning in Rule 13d-3 promulgated under the Act, "Stock" means the then outstanding shares of common stock, and "Voting Power" means the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors.

                           (ii) Individuals who constitute the Board as of the date of this Plan (the "Incumbent Board") cease to constitute at least a majority of the Board, provided that any director whose nomination was approved by a majority of the Incumbent Board shall be considered a member of the Incumbent Board unless such individual's initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act).

                           (iii) Approval by the  shareholders of the Company of
                  a reorganization, merger or consolidation, in each case, in which the owners of more than 50% of the Stock or Voting Power of the Company do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the Stock or Voting Power of the corporation resulting from such reorganization, merger or consolidation.

                           (iv) A complete  liquidation  or  dissolution  of the
                  Company or of its sale or other disposition of all or substantially all of the assets of the Company.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Committee" means the committee appointed by the Board as described under Section 12.

                  (g) "Company" means Menlo Acquisition Corporation, a Delaware corporation.

                  (h) "Company Stock" means Common Stock, $.0001 par value, of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 11), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

                  (i) "Date of Grant" means the date on which an Incentive Award is granted by the Committee.

                  (j) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

                  (k) "Fair Market Value" means as of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which Company Stock is traded) (i) if the Company Stock is traded on an exchange the average of the highest and lowest registered sales prices of the Company Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume, (ii) if the Company Stock is traded on the over-the-counter market, the average between the lowest bid and highest asked prices as reported by The Wall Street Journal, or (iii) if shares of Common Stock are not traded on any exchange or over-the-counter market, the fair market value shall be determined by the Committee using any reasonable method in good faith.

                  (l) "Incentive Award" means, collectively, the award of an Nonstatutory Stock Option or Incentive Stock Option under the Plan.

                  (m) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

                  (n) "Non-Employee Director" means a member of the Board who is not an employee of the Company, a Parent or a Subsidiary.

                  (o) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

                  (p) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

                  (q) "Parent" means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

                  (r)   "Participant"   means  any  employee,   consultant,   or
         Non-Employee Director who receives an Incentive Award under the Plan.

                  (s) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

                  (t) "Subsidiary" means, with respect to any corporation, a subsidiary of that corporation within the meaning of Code section 424(f).

                  (u) "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

         3. General. Incentive Awards under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options.

         4. Stock. Subject to Section 11 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 525,000 shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Options or portions thereof granted under the Plan that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. The Committee is expressly authorized to make an Incentive Award to a Participant conditioned upon the surrender for cancellation of an option granted under an existing Incentive Award. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall include the number of shares surrendered by an optionee or retained by the Company in payment of Applicable Withholding Taxes. No more than 200,000 shares may be allocated to the Incentive Awards that are granted to any individual Participant during any single calendar year.

         5.       Eligibility.

                  (a) All present and future employees of the Company and individuals who are consultants to the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 12, to select eligible employees to receive Incentive Awards and to determine for each employee the terms and conditions, the nature of the award and the number of shares to be allocated to each employee as part of each Incentive Award. Non-Employee Directors are eligible to receive Incentive Awards in accordance with Section 13.

                  (b) The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

         6.       Stock Options.

                  (a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

                  (b) The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to a Participant who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

                  (c) The exercise price of shares covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

                  (d) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

                  (i) No Incentive Stock Option may be exercised after ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant.

                  (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met.

                  (iii) If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law. If an Option designated as an Incentive Stock Options otherwise fails to qualify as an incentive stock option under the Code, the Option shall be treated as a Nonstatutory Stock Option.

                  (e) The Committee may, in its  discretion,  grant Options that by their terms become fully exercisable upon a Change of Control, notwithstanding other conditions on exercisability in the stock option agreement.

         7.       Method of Exercise of Options.

                  (a) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver, or cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (iii) deliver an interest bearing promissory note, payable to the Company, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum interest rate required at the time to avoid imputed interest under the Code.

                  (b) The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

                  (c) Each Participant shall agree as a condition of the exercise of an Option to pay to the Company, or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option.

                  (d) As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the Option agreement so provides, the Participant may, subject to the provisions set forth below, elect to (i) deliver shares of already owned Company Stock or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. The Committee shall have sole discretion to approve or disapprove any such election.

                  (e) Notwithstanding anything herein to the contrary, Options shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

         8. Nontransferability of Options. Nonstatutory Stock Options shall not be transferable except to the extent specifically provided in the Incentive Award. Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant.

         9. Effective Date of the Plan. The effective date of the Plan is July 21, 1999. The Plan shall be submitted to the shareholders of the Company for approval. Until (i) the Plan has been approved by the Company's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Incentive Stock Option shall be exercisable.

         10. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the effective date. No Incentive Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 11), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

         11.      Change in Capital Structure.

                  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan, the exercise price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

                  (b) If the Company is a party to an initial public offering, a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

                  (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

         12. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of not less than two members of the Board, who shall be appointed by the Board. Subject to paragraph (d) below, the Committee shall be the Compensation Committee unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

                  (a) The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to approve a Participant's election (A) to deliver shares of already owned Company Stock to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes, (xii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

                  (b) The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                  (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

                  (d) The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee.

         13. Grants to Non-Employee Directors. All provisions of the Plan shall apply to the grant of Incentive Awards to Non-Employee Directors, except as provided in this section. All Incentive Awards to Non-Employee Directors will be Nonstatutory Stock Options. The exercise price of a Nonstatutory Stock Option for a Non-Employee Director may not be less than 100% of the Fair Market Value of the Company Stock on the Date of Grant. With respect to Incentive Awards to Non-Employee Directors, the Board will have all of the authority of the Committee under the Plan. The Board may delegate its authority to the Compensation Committee or another committee of the Board that is composed solely of Non-Employee Directors. The provisions for payment of Applicable Withholding Taxes will not apply to Incentive Awards to Non-Employee Directors.

         14. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company - at its principal business address to the attention of the Treasurer; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

         15. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect.
The terms of this Plan shall be governed by the laws of the State of Delaware.

         IN WITNESS WHEREOF, the Company has caused this Plan to be executed this ____ day of __________________, ________.

                                              MENLO ACQUISITION CORPORATION.


By: ________________________
      President

Form of Nonstatutory Stock Option Agreement

                             1999 STOCK OPTION PLAN
                       NONSTATUTORY STOCK OPTION AGREEMENT
                                     Between
                          MENLO ACQUISITION CORPORATION
                                       and
                         ------------------------------
                                                                            NSO

                          MENLO ACQUISITION CORPORATION
                            1999 Stock Incentive Plan
                       Nonstatutory Stock Option Agreement

     THIS AGREEMENT, dated the _____ of ________________, between MENLO ACQUISITION CORPORATION., a Delaware corporation (the "Company"), and ____________________ ("Participant"), is made pursuant and subject to the provisions of the Company's 1999 Stock Option Plan (the "Plan"), and all terms used herein that are defined in the Plan shall have the same meaning given them in the Plan:
                              W I T N E S S E T H :
     1. Grant of Option. Pursuant to the provisions of the Plan, the Company has granted to Participant on the _____ day of __________, _______ (the "Date of Grant"), subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company (the "Option") all or any part of an aggregate of _______ shares of Company Common Stock at the purchase price of $ _______ per share (the "Option Price"), such Option to be exercisable as hereinafter provided. The Option evidenced hereby is intended to be a nonstatutory stock option that does not receive special tax treatment under Section 422 of the Internal Revenue Code (the "Code").

     2. Terms and Conditions. The Option evidenced hereby is subject to the following terms and conditions:
                  (a) Expiration Date. This Option shall expire ten years from the Date of Grant.
                  (b) Nontransferability.   This  Option  shall  be
                  nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the
                  Participant, may be exercised only by the Participant, except as provided in Section 3 below.
                  (c)      Exercise of Service Option.
                         (i)        Vesting:
                           ____     This Option is 100% vested, and, subject to
the terms and conditions set forth herein, fully exercisable at all times.
                           ____     This Option shall vest, and shall be
exercisable, in accordance with the following schedule:
         Anniversary of             Percentage of shares of Common
         Date of Grant              Stock allocable to Option which may
                                            be purchased

         First                              _____________
         Second                             _____________
         Third                              _____________
         Fourth                             _____________
         Fifth                              _____________
         Sixth                              _____________
         Seventh                            _____________
         Eighth                             _____________
         Ninth                              _____________

                         (ii)  Notwithstanding  any provisions  contained in the
                  Plan or in this Agreement, in the event of a Change of Control, the Board may in its discretion provide that this Option shall become fully vested and the Participant shall be entitled to exercise such Option, in whole or in part.
               (d) Method of Exercising and Payment for Shares. This Option may only be exercised by written notice delivered to the Treasurer at the Company's principal office. The exercise date will be (i) in the case of notice by mail, the date of postmark or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the order of the Company).
     3. Termination of Option Upon Termination of Employment. The right of Participant and his successors in interest to exercise this Option or to vest in any unvested portion of this Option shall terminate when his directorship or other employment with the Company or any Subsidiary is terminated for any reason except as provided in subsections 3(a) and 3(b) below.
              (a) Exercise following Death. In the event Participant dies while he is a director or is otherwise employed by the Company or any Subsidiary or within three months following termination of his directorship or other employment due to retirement or disability and before the exercise in full or expiration of this Option, Participant's estate (or the person or persons to whom the rights under this Option shall have passed by will or the laws of descent and distribution) may exercise this Option at any time within one year next following Participant's death (but in any event before the expiration date of the Option period) for the entire number of shares remaining subject to this Option.
                  (b) Exercise following Termination, Disability or Retirement. In the event of termination of Participant's directorship or other employment by the Company or any Subsidiary for any reason other than death, including retirement or termination approved by the Company because of disability, before exercise in full or expiration of this Option, Participant may exercise the vested and exercisable portion of this Option at any time within three months next following such termination of directorship or other employment (but in any event before the expiration date of the Option period) for the number of shares remaining subject to the vested and exercisable portion of this Option.

     For the purposes of this Section 3, it shall not be considered a termination of employment if Participant is placed by the Company or any Subsidiary on military or sick leave or such other type of leave of absence that the Committee considers as continuing the employment relationship intact. For the purposes of this Section 3, only a termination of directorship or other employment on or after the Participant has reached age 65 shall be considered a retirement, unless the Committee designates that an earlier termination shall be considered a retirement. At the time of any exercise of any Option exercised pursuant to this Section 3, the Option Price shall be paid in full as provided in Section 2.
     Notwithstanding subsections 3(a) and 3(b) above, in no event may this Option be exercised after the Expiration Date.
     4. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.
     5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof. Terms defined in the Plan are used herein as so defined.
     6. Participant Bound by Plan. In consideration of the grant of this Option, Participant agrees he will comply with such conditions as the Board of Directors and the Committee may impose on the exercise of the Option.

     7. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.
     8. Change in Capital Stock Structure. In the event of changes in the capital stock structure of the Company, appropriate adjustments in the number of shares for which the Option shall be exercisable, or the exercise price, or both, shall be made, and appropriate adjustments in the required values of Common Stock under Section 3 shall be made, as provided in Section 11 of the Plan.
     9. Tax Obligations Upon Exercise. The difference between the "Fair Market Value" of Company Common Stock purchased when the Option is exercised and the Option Price is compensation taxable to the Participant as ordinary income and subject to applicable federal and state taxes which the Company may be obligated to withhold. The Participant agrees to make arrangements suitable to the Company for the payment of all applicable withholding taxes, if any. By a timely election (to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934), the Participant may elect to have the Company withhold upon exercise a number of shares of Company Stock having a "Fair Market Value" equal to the minimum applicable withholding taxes. Any such election shall be subject to approval by the Committee.

     10. Successors and Assigns. This Agreement shall be binding on the Company and shall be enforceable against its successors and assigns.
     11. Notice Provisions. Any notice or election required or permitted under this Option shall be delivered in writing to the Treasurer at the Company's principal offices in Parsippany, New Jersey.
     12. Transfer of Shares of Company Stock. Upon the exercise of the Option, the Participant shall not transfer, encumber or dispose of the Common Stock so purchased unless: (a) an effective registration statement covering such shares is filed pursuant to the Securities Act of 1933, as amended, and applicable state law, or (b) an opinion letter of the Participant's counsel is obtained, satisfactory to the Company and its counsel, that such transfer is not in violation of any applicable federal or state laws or regulations.
     13. Amendment of this Option Agreement. The Board may modify or amend this Option if it so determines, in its sole discretion, that amendment is necessary or advisable. No amendment of this Option, however, may, without the consent of the Participant, make any changes which would adversely affect the rights of the Participant.

     14. No Guaranteed Right to Employment. If Participant is employed by the Company, nothing contained herein shall confer upon the Participant any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate his employment at any time for any cause.
     With this Option, you will receive a number of documents relating to the Company and a receipt for those documents. You should sign the receipt for this material and return it to the Company.
     IN WITNESS WHEREOF, MENLO ACQUISITION CORPORATION has caused this Agreement to be signed by the President and the Participant has affixed his signature hereto.
                          MENLO ACQUISITION CORPORATION


                                               By______________________________
                                                         President


                                                 ______________________________
                                                         Participant

 Form of Incentive Stock Option Agreement


                             1999 STOCK OPTION PLAN
                        INCENTIVE STOCK OPTION AGREEMENT
                                     Between
                          MENLO ACQUISITION CORPORATION
                                       and
                          ------------------------------
                                                                          ISO

                          MENLO ACQUISITION CORPORATION
                             1999 Stock Option Plan
                        Incentive Stock Option Agreement


     THIS AGREEMENT, dated the _____ of _________________, between MENLO ACQUISITION CORPORATION., a Delaware corporation (the "Company"), and ____________________ ("Participant"), is made pursuant and subject to the provisions of the Company's 1999 Stock Option Plan (the "Plan"), and all terms used herein that are defined in the Plan shall have the same meaning given them in the Plan:
                                                         W I T N E S S E T H :
     1. Grant of Option. Pursuant to the provisions of the Plan, the Company has granted to Participant on the _____ day of __________, _____ (the "Date of Grant"), subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company (the "Option") all or any part of an aggregate of _______ shares of Company Common Stock at the purchase price of $_______ per share (the "Option Price"), being not less than 100% of the Fair Market Value per share of the Common Stock on the Date of Grant, such Option to be exercisable as hereinafter provided. The Option evidenced hereby is intended to be an incentive stock option that receives special tax treatment under Section 422 of the Internal Revenue Code (the "Code").

     2. Terms and Conditions. The Option evidenced hereby is subject to the following terms and conditions:
                 (a) Expiration Date. This Option shall expire ten years from the Date of Grant.

                 (b)       Nontransferability.   This  Option  shall  be
         nontransferable except by will or by the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by the Participant, except as provided in Section 3 below.
                 (c)       Exercise of Service Option.
                         (i)        Vesting:
                           ____     This Option is 100% vested, and, subject to
                         the terms and conditions set forth herein, fully exercisable at all times.
                           ____     This Option shall vest, and shall be
                         exercisable, in accordance with the following schedule:

                 Anniversary of           Percentage of shares of Common
                 Date of Grant            Stock allocable to Option which may
                                          be purchased

                 First                     _____________
                 Second                    _____________
                 Third                     _____________
                 Fourth                    _____________
                 Fifth                     _____________
                 Sixth                     _____________
                 Seventh                   _____________
                 Eighth                    _____________
                 Ninth                     _____________

                         (ii)  Notwithstanding  any provisions  contained in the
                  Plan or in this Agreement, in the event of a Change of Control, the Board may in its discretion provide that this Option shall become fully vested and the Participant shall be entitled to exercise such Option, in whole or in part.
                  (d)      Limitation on Exercise.
                           (i)      Notwithstanding the provisions of subsection
2(c), the aggregate Fair Market Value (determined by reference to the exercise price at the time the Option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the Participant during a calendar year may not exceed $100,000 (the "Limitation Amount"). Incentive stock options granted under this Option agreement and the Plan and under all other plans of the Company and any Parent and Subsidiary corporations shall be aggregated for purposes of the Limitation Amount.
                           (ii) The  portion of an Option  that fails to qualify
for incentive stock option treatment in a calendar year because of the Limitation Amount shall be treated as a nonqualified stock option that does not receive special tax treatment under Code section 422. The provisions of Section 10 shall apply to the extent an Option is treated as a nonqualified stock option.
                  (e) Method of Exercising and Payment for Shares. This Option may only be exercised by written notice delivered to the Treasurer at the Company's principal office. The exercise date will be (i) in the case of notice by mail, the date of postmark or (ii) if delivered in person, the date of delivery. Such notice shall be accompanied by payment of the Option Price in full by cash (which shall include payment by check, bank draft or money order payable to the order of the Company).
         3. Termination of Option Upon Termination of Employment. The right of Participant and his successors in interest to exercise this Option or to vest in any unvested portion of this Option shall terminate when his employment with the Company or any Subsidiary is terminated for any reason except as provided in subsections 3(a) and 3(b) below.
                  (a) Exercise following Death. In the event Participant dies while he is employed by the Company or any Subsidiary or within three months following termination of his employment due to retirement or disability and before the exercise in full or expiration of this Option, Participant's estate (or the person or persons to whom the rights under this Option shall have passed by will or the laws of descent and distribution) may exercise this Option at any time within one year next following Participant's death (but in any event before the expiration date of the Option period) for the entire number of shares remaining subject to this Option.

                  (b) Exercise following Termination, Disability or Retirement. In the event of termination of Participant's employment by the Company or any Subsidiary for any reason other than death, including retirement or termination approved by the Company because of disability, before exercise in full or expiration of this Option, Participant may exercise the vested and exercisable portion of this Option at any time within three months next following such termination of employment (but in any event before the expiration date of the Option period) for the number of shares remaining subject to the vested and exercisable portion of this Option.

     For the purposes of this Section 3, it shall not be considered a termination of employment if Participant is placed by the Company or any Subsidiary on military or sick leave or such other type of leave of absence that the Committee considers as continuing the employment relationship intact. For the purposes of this Section 3, only a termination of employment on or after the Participant has reached age 65 shall be considered a retirement, unless the Committee designates that an earlier termination shall be considered a retirement. At the time of any exercise of any Option exercised pursuant to this
Section 3, the Option Price shall be paid in full as provided in Section 2.

     Notwithstanding subsections 3(a) and 3(b) above, in no event may this Option be exercised after the Expiration Date.

     4. Governing Law. This Agreement shall be governed by the laws of the State of Delaware.
     5. Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the date of grant and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof. Terms defined in the Plan are used herein as so defined.
     6. Participant Bound by Plan. In consideration of the grant of this Option, Participant agrees he will comply with such conditions as the Board of Directors and the Committee may impose on the exercise of the Option.
     7. Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of Participant and the successors of the Company.
     8. Change in Capital Stock Structure. In the event of changes in the capital stock structure of the Company, appropriate adjustments in the number of shares for which the Option shall be exercisable, or the exercise price, or both, shall be made, and appropriate adjustments in the required values of Common Stock under Section 3 shall be made, as provided in Section 11 of the Plan.
     9. Notice of Early Disposition of Option Stock. Participant agrees to give the Company prompt written notice of a sale or disposition of the Company Common Stock acquired upon exercising the Option (i) within two years from the date on which the Option was granted or (ii) within one year from the date on which the Company Common Stock was transferred to Participant. If Participant fails to give the Company prompt written notice, Participant will be liable to the Company for any loss of deduction, any penalty imposed, and any other financial loss incurred by the Company as a result of the Participant's failure to give prompt notice.
     10. Tax Obligations Upon Exercise of Nonqualified Portion of Option. To the extent an Option is treated as a nonqualified stock option pursuant to subsection 2(d)(ii), the difference between the "Fair Market Value" of Company Common Stock purchased when the Option is exercised and the Option Price is compensation taxable to the Participant as ordinary income and subject to applicable federal and state taxes which the Company is obligated to withhold. The Participant agrees to make arrangements suitable to the Company for the payment of all applicable withholding taxes. By a timely election (to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934), the Participant may elect to have the Company withhold upon exercise a number of Company Shares having a "Fair Market Value" equal to the minimum applicable withholding taxes. Any such election shall be subject to approval by the Committee.
     11. Successors and Assigns. This Agreement shall be binding on the Company and shall be enforceable against its successors and assigns.
     12. Notice Provisions. Any notice or election required or permitted under this Option shall be delivered in writing to the Treasurer at the Company's principal offices in Parsippany, New Jersey.
     13. Transfer of Shares of Company Stock. Upon the exercise of the Option, the Participant shall not transfer, encumber or dispose of the Common Stock so purchased unless: (a) an effective registration statement covering such shares is filed pursuant to the Securities Act of 1933, as amended, and applicable state law, or (b) an opinion letter of the Participant's counsel is obtained, satisfactory to the Company and its counsel, that such transfer is not in violation of any applicable federal or state laws or regulations.
     14. Amendment of this Option Agreement. The Board may modify or amend this Option if it so determines, in its sole discretion, that amendment is necessary or advisable. No amendment of this Option, however, may, without the consent of the Participant, make any changes which would adversely affect the rights of the Participant, except the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder.
     15. No Guaranteed Right to Employment. If Participant is employed by the Company, nothing contained herein shall confer upon the Participant any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate his employment at any time for any cause.
     With this Option, you will receive a number of documents relating to the Company and a receipt for those documents. You should sign the receipt for this material and return it to the Company.
     IN WITNESS WHEREOF, MENLO ACQUISITION CORPORATION has caused this Agreement to be signed by the President and the Participant has affixed his signature hereto.
                                           MENLO ACQUISITION CORPORATION


                                           By______________________________
                                              President


                                             -------------------------------
                                             Participant

                          MENLO ACQUISITION CORPORATION
                               1999 ANNUAL REPORT

                               1999 ANNUAL REPORT

PRELIMINARY NOTE: Menlo Acquisition Corporation (the "Company") is a "small business issuer" as defined under Rule 12b-2 of the Securities Exchange Act of 1934. As such, the issuer provides information in this Annual Report in accordance with Regulation S-b rather than Regulation S-K.

This Annual Report is combined with the Company's annual report on Form 10-KSB, which is attached hereto and incorporated herein by reference. The proxy statement incorporated by reference in the Form 10-KSB is furnished herewith.

The financial statements and notes thereto on pages F-1 to F-21 of the Form 10-KSB are incorporated herein by reference.

There were no changes in or disagreements with accountants.

Management's Discussion and Analysis of Financial Condition and Results of Operations is set forth in Item 6 of the Form 10-KSB and is incorporated herein by reference.

A description of the business done by the Company and its subsidiaries during 1999, including an indication of the nature and scope of the business of the Company and its subsidiaries, is set forth in Item 1 of the Form 10-KSB and is incorporated herein by reference.

Information about the Company's directors is set forth in Proposal I of the proxy statement. The executive officers of the Company are directors Richard S. Greenberg, PhD., Lawrence B. Seidman and George Greenberg.

In addition, Frank Russomanno has served as the Chief Financial Officer of the Company since its inception on March 10, 1999. Kevin D. Orabone is the Executive Vice-President of Environmental Waste Management Associates, LLC and Inc. and has been with that Company since 1989. Michael H. Leftin, Ph.D. is the Chief Executive Officer of Integrated Analytical Laboratories, LLC and Inc. and has been with that Company since its inception in 1987.

Information about the market price of and dividends on the Company's shares is set forth in Item 5 of the Form 10-KSB and is incorporated herein by reference.

THE COMPANY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH SHAREHOLDER WHO SUBMITS A WRITTEN REQUEST TO THE SECRETARY, MENLO ACQUISITION CORPORATION, 100 MISTY LANE, PARSIPPANY, NJ 07054, A COPY OF ANY EXHIBIT TO THE FORM 10-KSB.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 10-KSB



         Annual Report Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                      For the fiscal year ended December 31, 1999

                         Commission file number 0-22136

                          MENLO ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)



              Delaware                                           77-0332937
(State or other jurisdiction of                               (IRS Employer
 incorporation or organization)                         Identification No.)




                       100 Misty Lane Parsippany, NJ 07054
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (973) 560-1400

Securities registered pursuant to Section 12(b) of the Act: None

     Securities registered pursuant to Section 12 (g) of the Act:

          Title of each class:
     Common stock $0.0001 par value

Indicate by check mark whether the registrant (1) has filed all reports required by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for
the past 90 days. Yes           No X

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to the Form 10-KSB. [ X}

At March 28, 2000 the registrant had issued and outstanding an aggregate of 5,263,348 shares of its common stock.

                      DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Company's Proxy Statement for the Annual Meeting of Shareholders to be held on June 7, 2000, are incorporated by reference in Part III. The Company's proxy statement will be filed within 120 days after December 31, 1999.

The issuers revenues from its most recent fiscal year were $13,594,524.

Aggregate market value of the voting stock held by non-affiliates of the registrant on March 28, 2000 was $597,128.

                           Menlo Acquisition Corporation
                         Annual Report on Form 10-KSB
                  For the Fiscal Year Ended December 31, 1999

                               Table of Contents

     PART I

       Item 1.    Description of Business
       Item 2.    Description of Property
       Item 3.    Legal Proceedings
       Item 4.    Submission of Matters to a Vote of Security Holders

     PART II

       Item 5.    Market for Common Equity and Related Stockholder Matters
       Item 6.    Management's Discussion and Analysis of Financial Condition
                     and Results of Operations
       Item 7.    Financial Statements
       Item 8.    Changes in and Disagreements with Accountants on
                     Accounting and Financial Disclosure

     PART III

       Item 9.    Directors, Executive Officers, Promoters and Control Persons;
                     Compliance with Section 16(a) of the Exchange Act
       Item 10.   Executive Compensation
       Item 11.   Security Ownership of Certain Beneficial Owners and Management
       Item 12.   Certain Relationships and Related Transactions
       Item 13.   Exhibits and Reports on Form 8-K

ITEM 1. DESCRIPTION OF BUSINESS

Cautionary Statement Regarding Forward-Looking Statements

The statements in this business section that are forward-looking are based on current expectations and actual results may differ materially. The forward-looking statements include those regarding future adoption of regulations and statutes having an impact on the Company's business, the impact of current regulations and statutes, the possible impact of current and future claims against the Company based upon negligence and other theories of liability, and the ability to successfully complete one or more acquisitions as part of the Company's growth strategy. Forward-looking statements involve numerous risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibilities that the demand for the Company's services may decline as a result of possible changes in general and industry specific economic conditions and the effects of competitive services and pricing; one or more current or future claims made against the Company may result in substantial liabilities; and such other risks and uncertainties as are described in reports and other documents filed by the Company from time to time with the Securities and Exchange Commission.

Menlo Acquisition Corporation

Menlo Acquisition Corporation ("Menlo") is a publicly traded Delaware Corporation formerly doing business as Focus Surgery Inc. ("Focus"). Menlo is now a holding company engaged in acquiring other operating businesses. Prior to the consummation of the Second Amended Plan of Reorganization in March 1999 further described below, Focus specialized in the research and development of techniques and equipment for non-invasive surgeries. On February 9, 1996, Focus filed a petition for relief under Chapter 11 of the Bankruptcy Code. In August 1996, while in bankruptcy, Focus sold substantially all of its assets to an unrelated company. As part of the sale, Focus transferred all rights to the "Focus Surgery, Inc." name to the buyer and amended its Articles of Incorporation to change its name to Menlo Acquisition Corporation.

Environmental Waste Management Associates, LLC, a New Jersey limited liability company ("EWMA LLC"), and Environmental Waste Management Associates, Inc. a New Jersey corporation ("EWMA Inc." and, together with EWMA LLC, "EWMA"), are environmental consulting firms providing a broad range of environmental services related to the investigation and remediation of hazardous waste sites. EWMA has offices in Parsippany and West Windsor, New Jersey.

Integrated Analytical Laboratories, LLC, a New Jersey limited liability company ("IAL LLC"), and Integrated Analytical Laboratories, Inc. a New Jersey corporation ("IAL Inc." and, together with IAL LLC, "IAL"), are firms providing analytical laboratory services to the environmental and pharmaceutical industries. IAL is located in Randolph, New Jersey.

EWMA, Inc. and IAL, Inc. were organized under the laws of the State of New Jersey in 1987 and each sold primarily all of their respective assets, except accounts receivable, to the aforementioned limited liability companies in April 1997. EWMA, Inc. and IAL, Inc. currently have no operations but exist primarily for the purpose of collecting outstanding receivables. Additionally, the personnel of EWMA and IAL remained as employees of EWMA, Inc. and IAL, Inc.

EWMA,  LLC;  EWMA,   Inc.;  IAL,  LLC;  and  IAL,  Inc.;  are  further  defined, collectively,as "the Acquired Entities"

Reverse Acquisition:

On March 10, 1999, Menlo and the Acquired Entities consummated certain transactions pursuant to the Second Amended Plan of Reorganization filed with the Bankruptcy Court on August 12, 1998 and approved on August 26, 1998. Menlo converted all of its outstanding shares of existing common stock to 263,348 shares of new common stock with a par value of $.0001 per share. Additionally, Menlo issued 5,000,000 shares of new common stock in exchange for 99% of the equity interest in the Acquired Entities (the "acquisition"). Subsequently, the remaining 1% of the acquired entities was purchased from an affilliated party for a nominal amount ($1).

As a result of the acquisition and the subsequent 1% purchase, the Acquired Entities became wholly owned subsidiaries of Menlo. Former owners and members of the Acquired Entities became the owners of approximately 95% of the 5,263,348 shares of common stock of Menlo outstanding upon the consummation of the acquisition. Stockholders of Menlo prior to the acquisition comprised the ownership of the remaining 5% of outstanding shares at the date of the acquisition. Therefore, the transaction was treated for accounting purposes as a "purchase business combination" and a "reverse acquisition" effective as of March 10, 1999 in which Menlo was the legal acquirer and the Acquired Entities were the accounting acquirer.

Accordingly, the assets and liabilities of the accounting acquirer (the Acquired Entities) continued to be accounted for at their historical carrying values as of March 10, 1999. As further explained in the Financial Statements, the fair value of the 263,348 shares deemed to have been issued to the stockholders of Menlo prior to the acquisition was included in the total cost of the acquisition of Menlo. The total cost was then allocated to the fair values of the net assets acquired and the excess of the cost over the fair value of the net assets acquired was allocated to goodwill. The accompanying consolidated statement of operations for the years ended December 31, 1999 and 1998 reflect the results of operations of the Acquired Entities. Prior to the acquisition , Menlo was in bankruptcy and had limited operating activity, therefore no activity for Menlo from the effective date of the acquisition is reflected in the accompanying statements.

Business and Management of Menlo

As a public holding company, Menlo's sole assets are its investments in the Acquired Entities. While Menlo is a public reporting company, the Acquired
Entities will not be reporting companies, and there is no present intent to register any of the Acquired Entities as a reporting company. The management of Menlo will overlap significantly with that of the Acquired Entities.

As a holding company Menlo will not have ongoing sources of revenues or income apart from the Acquired Entities. Therefore, Menlo will be entirely dependent on the financial ability of the Acquired Entities to pay dividends to it and on the declaration and payment of such dividends by the Acquired Entities for funds to meet its financial obligations. The Board of Directors of Menlo, which will control the timing and amount of any dividends, initially will be composed of individuals closely associated with the Acquired Entities, and the former owners of the Acquired Entities will own sufficient Common Stock of Menlo to control the election of directors in the future.

Environmental Waste Management Associates (EWMA) - Consulting Segment

General

EWMA provides a broad range of environmental services related to the investigation and remediation of hazardous waste sites. EWMA's services include
(i)  investigation  of the nature and extent of contamination at affected sites;
(ii) design of remedial treatment systems; (iii) construction and management of such treatment systems; (iv) regulatory assistance; and (v) real estate transfer assistance.

At the time it commenced operations in 1987, EWMA primarily performed Phase I environmental site assessments and underground storage tank removal. Shortly thereafter, in response to its customers' needs, it substantially expanded its environmental services and developed a comprehensive hazardous waste service line, including a broad range of services related to environmental investigation and remediation of soil and groundwater. More recently, EWMA also has expanded its services into the areas of industrial hygiene and health and safety compliance.

EWMA generally provides services for its customers pursuant to written agreements. These agreements are primarily on a "fixed price" basis, with additions and changes effected through change orders, and, to a lesser extent, on a "time-and-materials" basis.

Services

EWMA provides consulting, engineering, construction and analytical services utilizing a diverse staff of qualified scientists, engineers, geologists, hydrogeologists, industrial hygienists and chemists. Project management teams are organized to effect efficient communication, technical expertise and subcontractor support, in light of the nature and scope of each project.

EWMA also provides services to determine if an environmental hazard exists at a subject site and to assess the nature of any such risk, particularly in light of the nature and extent of the hazard with respect to human health and the environment. Customers generally seek these services in connection with real estate transfers and site audits. These services include, but are not limited to, historical data gathering and review, site investigation and evaluation, sample collection through intrusive and non-intrusive methods, risk determination and remedial design and implementation.

EWMA pioneered the use of "Plume Dating," which is a method of determining the "age" of certain contamination. It is also a technique to help determine the past, present and future risk factors of environmental hazards. EWMA provides Plume Dating services in conjunction with "expert witness" testimony for customers and attorneys. This "chemical finger printing" may help determine the fair allocation of liability among responsible parties.

EWMA provides  remedial  design  services  based on the results of site history, investigation and risk analysis. Depending on these factors and applicable regulatory requirements, a remedial design can take several forms, ranging from natural attenuation to large scale treatment systems to alternative remedial technologies. EWMA assists customers in determining the most cost effective method of remediation and has the capability to provide a broad range of services relating to the design, building, maintenance and operation of appropriate remediation systems. In connection with its remedial design services, EWMA also undertakes the processes necessary for regulatory permit approval.

EWMA has extensive experience in the design, construction and maintenance of treatment systems. Such remedial systems are designed to treat contaminants found in the soils and groundwater. Such contaminates generally are hydrocarbons and solvents from leaking underground tanks and local spills. EWMA's remedial treatment systems are designed to reduce contamination in the soils and groundwater to levels acceptable for human health. Technologies utilized include both in-situ and ex-situ treatment, chosen from among carbon absorption, air stripping, soil venting, air sparging, in-situ oxidative injection and biological degradation. EWMA continues to adopt and employ new technologies in an ongoing attempt to provide the most cost effective remediation possible.

EWMA audits facilities with respect to indoor air quality and health and safety issues. In addition, EWMA designs and implements plans to address indoor air quality and health and safety concerns at its customers' facilities. Both monitoring of these plans and on site services are necessary to document compliance with applicable federal, state and local requirements, from federal Occupational Safety and Health Administration ("OSHA") and Toxic Substances Control Act ("TSCA") regulations to noise and nuisance limitations imposed by local statute or ordinance.

EWMA also provides on-site, operational services to remove, replace and retrofit underground storage tanks. EWMA provides a broad range of services in connection with compliance with applicable federal and state regulations. EWMA also provides a range of other operational services, including excavation and backfilling of soils, subsurface exploration and support for treatment system installation.

Customers and Marketing

EWMA's customers are primarily private-sector organizations. During the fiscal year ended December 31, 1999, approximately 95% of EWMA's gross revenues were derived from private-sector customers with the remainder associated with public-sector customers. No single customer accounted for more than 5% of EWMA's revenues in 1999.

EWMA identifies new customers through marketing efforts, utilizing a professional sales and marketing staff. EWMA participates in and presents at trade shows and technical conferences and produces literature to support its marketing program.

Competition

EWMA operates primarily in New Jersey, New York and Pennsylvania and competes against companies that are both much larger and smaller than EWMA. EWMA generally competes on the basis of price and service, including technical expertise. EWMA believes that it is competitive because of its industry contacts, customer relationships, sales and marketing efforts, competitive pricing and technical expertise.

Personnel

EWMA  provides  its  services  through a staff of  approximately  65  employees, consisting of approximately 45 professional staff (including engineers, geologists, hydrogeologists and biologists) and 20 support personnel. None of EWMA's employees are represented by a labor union, and EWMA is not a party to any collective bargaining agreement. EWMA believes its employee relations are good.

Integrated Analytical Laboratories (IAL) - Lab Segment

General

IAL provides analytical laboratory services to the environmental and pharmaceutical industries. IAL's services also include collection and transportation of samples from the customer's site to the laboratory and delivery of the results package to the customer.

Environmental consulting and remediation companies generally do not have the in-house capability to perform analytical services, as such, IAL historically has serviced such companies. Also, because companies in the pharmaceutical industry similarly frequently out-source analytical services, IAL more recently has positioned itself to capture this pharmaceutical business as well. Many large pharmaceutical companies have facilities in and around New Jersey. Therefore, IAL is both technically and geographically well positioned to serve this market.

IAL provides services on both a "job-by-job" and "bid" basis. Where projects are undertaken on a job-by-job basis, IAL provides its customers with a published rate sheet, which is updated periodically based upon prevailing market conditions, and which sets out the cost for each analytical parameter and the time frame for each analysis to be completed.

IAL owns or leases with an option to purchase substantially all of the equipment necessary to conduct the contracted analyses. This capital equipment is highly sophisticated and maintenance intensive. Each type of analysis requires a specialized type of equipment that is maintained and operated by experienced chemists according to applicable regulations and protocol.

IAL is required by federal and state regulations to maintain strict Quality Assurance/Quality Control ("QA/QC") procedures. IAL's QA/QC program was developed in accordance with the Good Laboratory Practices and Current Good Manufacturing Practices of the U.S. Food and Drug Administration (the "FDA"). This program calls for routine and independent assessments of IAL's performance, data and procedures to assure compliance with approved Standard Operation Procedures, which cover applicable aspects of the FDA's laboratory regulations.

To conduct its business, IAL also must maintain certifications for each type of analysis performed and from most states from which IAL receives a sample, although a number of states allow for certification reciprocity. IAL currently runs approved soil, wastewater and drinking water analyses for New Jersey, New York, Connecticut and Rhode Island. In addition, pursuant to available certification reciprocity, IAL currently is permitted to receive and perform analyses on samples from Pennsylvania, Colorado and Maryland. IAL also holds FDA and U.S. Department of Agriculture ("USDA") certifications to perform certain analyses. Once granted, continuation of these certifications generally is subject to annual performance evaluations, as well as periodic unannounced in-house audits of IAL's laboratory facilities.

Customers and Marketing

Substantially all of IAL's customers are private-sector organizations. Except for EWMA, which accounted for 16.7%, no single customer accounted for more than 5% of IAL's gross revenues during fiscal 1999.

IAL identifies and attracts new customers through marketing efforts utilizing its in-house professional sales and marketing staff. While IAL's facilities are located in New Jersey, it accepts and processes samples from any state in which it currently is certified or in which certification reciprocity permits it to perform the desired analysis. IAL participates in trade shows and technical conferences and produces literature to support its marketing program.

Competition

There has been a consolidation of the laboratory industry during the last three to four years. As a consequence, pricing of analytical services, which previously had been on a downward trend, has stabilized. However, competition continues to be primarily on the basis of price and service, including technical expertise. IAL believes that its competitive pricing, contacts, customer relationships, sales and marketing efforts and technical expertise allow it to remain stable and competitive. IAL competes against companies, certain of which are substantially larger, but many of which are of approximately the same size as, or smaller than, IAL.

Personnel

IAL provides its services through a staff of approximately 60 employees, consisting of approximately 40 professional staff (including engineers, chemists, biologists and other scientists) and 20 support personnel. None of IAL's employees are represented by a labor union, and IAL is not a party to any collective bargaining agreement. IAL believes its employee relations are good.

In-Situ Oxidative Technologies

In-Situ Oxidative Technologies ("ISOTEC") is owned 50% by Dr. Richard S. Greenberg, Menlo's Chief Executive Officer, and 50% by an unrelated third party. ISOTEC is in the business of remediating contaminated properties using a proprietary in-situ treatment program. The services performed by ISOTEC are similar in nature to those provided by the operating segments of Menlo. During 1999 and 1998, EWMA and IAL have generated revenue directly from ISOTEC in the amounts of approximately $183,000 and $36,000, respectively (see the related party footnote in the accompanying notes to consolidated financial statements). Additionally, the similar nature of ISOTEC's services has enabled EWMA to obtain contracts and generate revenues with unrelated customers in the past and may potentially enable it to continue to do so in the future.

On December 6, 1999, Menlo entered into an agreement with ISOTEC and an unrelated third party to advance it operating capital. As of the date of this agreement, the Company was owed approximately $195,000 for services it had provided on behalf of ISOTEC, of which approximately $162,000 was outstanding as of December 31, 1998. In consideration for Menlo entering into the aforementioned agreement, ISOTEC agreed to repay in full the outstanding balance of approximately $195,000. In addition, Menlo was granted the opportunity to purchase up to 50% of ISOTEC.

The agreement calls for Menlo to advance operating funds up to $250,000 to ISOTEC in equal amounts to that being advanced by the unrelated third party. In return, Menlo will receive an option to purchase 20% of Dr. Greenberg's ownership interest in ISOTEC (10% of the Company) for each $50,000 or portion thereof loaned to ISOTEC. The options are exercisable through June 30, 2001 at a price of $1,000 per option. As of March 28, 2000, Menlo had loaned $80,000 to ISOTEC and therefore has two options to purchase a total of 40% of Dr. Greenberg's interest (20% of the Company) for $2,000. Due to ISOTEC's financial condition, Menlo's $80,000 advance/option investment in ISOTEC is being carried at $0. Management does not intend to make any advances in excess of the $250,000 total commitment to ISOTEC until ISOTEC shows an improvement in their financial condition and ability to pay.

Potential Liability and Insurance

The Company, in the normal course of business, encounters potential liability, including claims for errors and omissions, resulting from the performance of its services. The Company is party to lawsuits and is aware of potential exposure related to certain claims. In the opinion of management, adequate provision has been made for all known liabilities that are currently expected to result from these matters, and in the aggregate, such claims are not expected to have a material impact on the financial position and liquidity of the Company. Currently, the Company is provided a $5 million per occurrence, $10 million aggregate professional services insurance policy through an unrelated, rated carrier. The Company also maintains a general liability insurance policy with an unrelated, rated carrier.

ITEM 2. DESCRIPTION OF PROPERTY

EWMA operates out of two facilities located in Parsippany and West Windsor, New Jersey. The Parsippany facility consists of approximately 18,000 square feet of office space leased from Greenberg Property LLC, a company controlled by Richard
S. Greenberg. The lease, which is at $14 per square foot, expires in June 2007 and is subject to two five-year renewal options. The West Windsor facility consists of approximately 5,200 square feet of office and warehouse space leased from an unaffiliated lessor. The lease, which is at $5 per square foot, expires in December 2000. Additionally, EWMA leases a warehouse facility in Boonton, New Jersey utilized for equipment and supply storage. The facility consists of approximately 6400 square feet at a cost of $6 per square foot. The lease expires in December 2004 and is leased from an unaffiliated Lessor. Management believes that EWMA's facilities are adequate for EWMA's current needs and will support anticipated future growth for at least the next five years. EWMA also expects, based on current market conditions, that suitable additional space will be available on commercially acceptable terms as required in the future.

IAL operates out of facilities located in Randolph, New Jersey, consisting of five units of office and warehouse space leased from an unaffiliated lessor. The lease, which calls for monthly payments of $6,875, expires in December 2000. Management has entered into a contract to purchase the facility in which IAL operates from the current unaffiliated lessor at a cost of $1,850,000. The contract is subject to certain contingencies, including a mortgage contingency, which are not yet satisfied. Purchase of the facility will support anticipated future growth for at least the next five years. IAL also expects, based on current market conditions, that suitable additional space will be available on commercially acceptable terms as required in the future.

The principal offices of Menlo Acquisition Corporation are located at the EWMA facility.

Menlo believes that the space afforded by its properties is adequate for the current needs of its businesses.

ITEM 3.LEGAL PROCEEDINGS

The Company is currently subject to certain claims and lawsuits arising in the ordinary course of its business. In the opinion of management, adequate provision has been made in the Company's Consolidated Financial Statements for all known liabilities that are currently expected to result from these claims and lawsuits, and in the aggregate such claims are not expected to have a material effect on the financial position of the Company. The estimates used in establishing these provisions could differ from actual results. Should these provisions change significantly, the effect on operations for any quarterly or annual reporting period could be material.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company did not submit any matters to the vote of security holders during the fourth quarter of the fiscal year-ended December 31, 1999.

PART II

ITEM 5.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The shares of Common Stock of the Company trade on the OTC "Bulletin Board" under the symbol "MENL". The range of high and low reported closing sales prices for the Common Stock as reported by Nasdaq during the fiscal year ended December 31, 1999 were as follows:

                                         High                   Low
                                         ----                   ---
Fiscal Year 1999
-------------------
Quarter Ended:
         March 31, 1999.............    $1.50                  $1.00
         June 30, 1999..............    $3.00                  $1.25
         September 30, 1999.........    $3.00                  $2.50
         December 31, 1999..........    $2.625                 $0.25

Fiscal Year 1998
--------------------

Quarter Ended:
         March 31, 1998.............      *                      *
         June 30, 1998..............      *                      *
         September 30, 1998.........      *                      *
         December 31, 1998..........      *                      *

The prices set forth above reflect inter dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

*During 1998, there was a limited trading market for the shares of Focus, which had not yet emerged from bankruptcy.



Holders

On March 28, 2000, as reported by the Company's transfer agent, shares of Common Stock were held by 367 holders of record.

Dividends

The Company did not pay any dividends during 1999. The payment by the Company of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company's earnings, if any, its capital requirements and financial condition, as well as other relevant factors. The Board of Directors does not intend to declare any dividends in the foreseeable future, but instead intends to retain earnings, if any, for use in the Company's business operations.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                     AND RESULTS OF OPERATIONS

Cautionary Statement Regarding forward-Looking Statements

This report contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The statements are identified by words such as "will," "expect," "anticipate," "plans," or "intends" and by other descriptions of future circumstances or conditions. Such statements are based on current expectations and actual results may differ materially. The forward-looking statements include, but are not limited to, the possible impact of current and future claims against the Company based upon negligence and other theories of liability, the level of future purchases of fixed assets and the possibility of the Company's making acquisitions during the next 12 to 18 months. Forward-looking statements involve numerous risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the possibilities that the demand for the Company's services may decline as a result of possible changes in general and industry specific economic conditions and the effects of competitive services and pricing; one or more current or future claims made against the Company may result in substantial liabilities; and such other risks and uncertainties as are described in reports and other documents filed by the Company from time to time with the Securities and Exchange Commission.

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this report.

Results of Operations
(In thousands of dollars, except share data)

The following tables set forth, for the years indicated: (i) the percentage that certain items in the consolidated statements of income and comprehensive income of the Company bear to gross revenues, and (ii) the percentage increase (decrease) in dollar amounts of such items from year to year.

Comparison for Fiscal Years 1999 and 1998

                                                               Percentage
                                                                Increase
                                                               (Decrease)
                                                                 Fiscal
                                                                  Year
                                     Percentage                  Ended
                                  of Gross Revenue              12/31/99
                                  Fiscal Year Ended                vs.
                              12/31/99         12/31/98         12/31/98

Gross revenue                   100.0%          100.0%             5.8%
Direct project costs and other
   costs of operations           38.6            45.6            (10.5)%
                               ------          ------            -------
       Net revenue               61.4            54.4             19.5%
                               ------          ------            ------

Expenses:
    Labor and related expenses   13.6            14.6             (0.8)%
    Selling, general and
       administrative            38.0            37.8              6.3%
                              -------         -------           --------
       Totals                    51.6            52.4              4.3%
                               ------          ------            ------

Income from operations            9.8             2.0            404.2%

Other income (loss)               0.7            (2.6)           128.4%
                               ------         --------           ------

Income (loss) before income
   taxes                         10.5            (0.6)         2,108.5%
                                =====            =====         =========

Gross revenues for the fiscal year ended December 31, 1999 were $13,594 versus $12,848 for the fiscal year 1998, an increase of 5.8%. Lab revenues increased $832 (net of inter-segment billing) and Consulting revenues decreased slightly by $85. Consulting revenue is composed of both hours billed by the professional staff and pass-through billing of subcontractor costs associated with client projects. The amount of pass-through billing decreased in 1999 versus 1998 but was almost entirely offset by increased utilization of the professional staff versus the prior year. Profitability from hours billed is greater than that from pass-through billing and resulted in increased income from operations as further discussed below. The significant increase in the revenue of the Lab segment was a result of effective direct sales efforts from a larger sales force than in the prior year, greater utilization of equipment used in performing Lab services and the broadening of the customer base into the pharmaceutical industry.


Income from operations was $1,331 in 1999 as opposed to $264 for 1998. This represents an increase of 404.2%. Operating margins rose to 9.8% for the current period from 2.0% for fiscal 1998. The increase in operating income and margin was due to higher profitability in both the Consulting and Lab segments. There was a significant reduction in the dollar amount of direct project costs incurred in the Consulting segment in 1999. Consulting revenue, however, remained relatively constant. A significantly larger portion of revenue was generated from professional services, which is a more profitable component. Therefore, a larger percentage of revenue was recognized as income. Profitability of the Lab segment resulted from the increased volume as noted above. In the Lab segment, marginal costs decrease as the volume increases. It costs approximately the same to perform one analysis as it does to perform several of the same type. Therefore, as analysis volume and equipment utilization increase, costs remain relatively constant and more income is generated.

Labor and related expenses remained relatively constant as compared to the prior year.

Selling, general and administrative expenses increased 6.3% compared to the prior year primarily due to the increase in the Lab segment direct sales force and their associated direct selling expenses.

Other income (loss), which is composed of interest expense, administrative income and sundry, was 128.4% greater than in 1998. The 1998 other income (loss) amount of ($334) included a charge of $306 related to the write-off of an accounts receivable from an insolvent affiliate. No such charges were made in 1999. Interest expense decreased 62.6% in 1999 as compared to 1998. This decrease was due to limited use of a revolving line of credit throughout 1999. There have been no amounts outstanding on the line since early March 1999 whereas there was significant usage of the facility during 1998 (Borrowings averaged approximately $500 throughout 1998). Additionally, interest charges on an equipment loan held by the Lab segment have decreased due to normal amortization of the loan throughout 1999.

Income before taxes for the period was $1426 compared with a loss of ($71) in 1998, an increase of 2,108.5%. The substantial increase in income before taxes in 1999 resulted from the issues discussed above. Additionally, the results from 1998 included non-recurring items such as the affiliate write-off. Tax provisions were recorded at an effective rate of 40% for both 1999 and 1998. Basic net income (loss) per share was $.16 in 1999 versus a loss of ($.01) in 1998. The Company had 5,263,348 shares outstanding at December 31, 1999 and the December 31, 1998 per share amount was calculated assuming the same number of shares were also effectively outstanding at that date. For the year ended December 31, 1999, diluted earnings per share have not been presented because there were no additional shares derived from the assumed exercise of stock options and the application of the treasury stock method. For the year ended December 31, 1998, the Company had no potentially dilutive common shares.

Liquidity and Capital Resources

Net cash provided by operations for fiscal year 1999 was $2,852 as compared to $510 for the prior fiscal year. The largest factor of the increase in cash provided by operations was the implementation of a new project accounting software system in the Consulting segment. This enabled more timely billing of the Company's services and resulting in improved monitoring of accounts receivable and quicker conversion to cash. Additional factors increasing the cash provided by operations were: substantial increase in net income, implementation of more stringent cash management policies, collection of accounts receivable from affiliated companies and improved vendor relations resulting in longer payment terms.

The Company made net capital expenditures on equipment and furnishings of $483 in 1999 compared to similar net capital expenditures of $484 the prior year. The Company anticipates that its capital expenditures, excluding acquisitions, for the upcoming year will be slightly higher than those incurred in 1999 in order to maintain the technology within its Lab segment. The Company utilized cash of $506 in 1999 to re-pay, in full, amounts outstanding on its credit line and to reduce a loan secured by equipment used by the Lab segment. In 1998, $694 of cash was used for similar purposes. Additionally, for investment purposes, the Company purchased $181 of marketable securities and approximately $500 of United States Government securities during 1999. No such purchases were made during 1998. Excess operating cash will continue to be invested in order to maximize returns while maintaining acceptable risk tolerances.

The Company, in the normal course of business, encounters potential liability, including claims for errors and omissions, resulting from the performance of its services. The Company is party to lawsuits and is aware of potential exposure related to certain claims. In the opinion of management, adequate provision has been made for all known liabilities that are currently expected to result from these matters, and in the aggregate, such claims are not expected to have a material impact on the financial position and liquidity of the Company. Currently, the Company is provided a $5 million per occurrence, $10 million aggregate professional services insurance policy through an unrelated, rated carrier. The Company also maintains a general liability insurance policy with an unrelated, rated carrier.

At December 31, 1999, the Company had cash and cash equivalents on hand of $1,182. The Company has a $750 revolving credit line agreement that expires on April 30, 2000. The banking relationship with the current lender will be terminated at the expiration date of the credit line. Management is in the process of negotiating a similar line of credit as part of an overall banking relationship with a new lender. Management foresees no difficulties in finalizing this new relationship by the expiration date of the current one. At December 31, 1999, borrowings under the line were $0 leaving $750 available to the Company compared to $400 outstanding at December 31, 1998. Borrowings were available to the Company at an interest rate of 9.50% at December 31, 1999 and 8.50% at December 31, 1998. The Company is in compliance with all covenants pertaining to the credit line agreement.

The Company believes that its available cash, as well as cash generated from operations and its available credit line, will be sufficient to meet the Company's cash requirements for the balance of the fiscal year. The Company intends to actively search for acquisitions to expand its geographical representation and enhance its technical capabilities. Additionally, the Board of Directors has determined that acquisitions in aligned businesses may provide more potential users of the Lab segment and monetary savings due to consolidation of administrative functions. The Company expects to utilize a portion of its liquidity over the next 12 to 18 months for capital expenditures, including acquisitions and investments in aligned businesses.

Other than as discussed in Item 1. - Description of Business, there are no present agreements, understandings or other arrangements with respect to any acquisition or investment. However, future agreements concerning acquisitions may require the Company to obtain additional financing.

Year 2000 Compliance

The potential risks of the Year 2000 issue were taken seriously by the Company and it devoted resources to address the issue. The Company established a Year 2000 oversight committee, which was assigned to address the following key components related to the Year 2000 issue:

          - Information applications, including the Company's project management and accounting systems
          - Computer hardware, software, operating systems and network infrastructure including telecommunications systems
          - Facility and administrative systems
          - Major suppliers and customers' systems

The Company also conducted an inventory and assessment of its hardware and software for Year 2000 compliance. All non-compliant components identified (hardware or software) were made compliant or replaced with compliant versions. Facility and administrative systems that support the Company (such as telephone, security systems, etc.) were also assessed for Year 2000 compliance and required upgrades to such hardware and software were completed.

The costs associated with Year 2000 compliance were not material and fell within normally anticipated operating and capital spending. These costs were not material to the financial position of the Company.

The Company believes that the completion of its Year 2000 Project significantly reduced the probability of major interruptions to its normal business operations. To date, the Company has not experienced any Year 2000 related difficulties

Seasonal Trends

The Company does not believe that its business is subject to seasonal trends.

Inflation

The Company does not believe that inflation had a significant impact on the Company's results of operations for the periods presented. On an ongoing basis, the Company attempts to minimize any effects of inflation on its operating results by controlling operating costs, and, whenever possible, seeking to insure that billing rates reflect increases in costs due to inflation.

ITEM 7.  FINANCIAL STATEMENTS

         The financial statements of the Company are set forth in a separate section of this Annual Report on Form 10-KSB. See "Item 13. Exhibits and Reports on Form 8-K" and the Index to Financial Statements on page F-1 of this Annual Report on Form 10-KSB.


ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None

                  PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

See the section captioned "Election of Directors" included in the Company's Proxy Statement in connection with its Annual Meeting scheduled to be held on June 7, 2000, which section is incorporated herein by reference.

ITEM 10. EXECUTIVE COMPENSATION

See the section captioned "Executive Compensation" included in the Company's Proxy Statement in connection with its Annual Meeting scheduled to be held on June 7, 2000, which section is incorporated herein by reference.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     (a) Security Ownership of Certain Beneficial Owners

     See the section captioned "Principal Shareholders of the Company" included in the Company's Proxy Statement in connection with its Annual Meeting scheduled to be held on June 7, 2000 which section is incorporated herein by reference.

     (b) Security Ownership of Directors and Officers

     See the section captioned "Principal Shareholders of the Company" included in the Company's Proxy Statement in connection with its Annual Meeting scheduled to be held on June 7, 2000, which section is incorporated herein by reference.

     (c) Changes in Control

     The Company knows of no contractual arrangements which may, at a subsequent date, result in a change of control of the Company.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See the section captioned "Certain Transactions" included in the Company's Proxy
Statement  in  connection   with  its  Annual  Meeting   scheduled  to  be  held
June 7, 2000, which section is incorporated herein by reference.

ITEM 13. EXHIBITS AND REPORTS ON FORM 8-K

         (a) Exhibits

         (1) The financial statements of the Company and the report thereon listed on the Index to Financial Statements on page F-1 hereof are being filed as part of this Annual Report on Form 10-KSB.

         (2) The following exhibits are being filed as part of this Annual Report on Form 10-KSB:



          2.1* Agreement with In-situ Oxidative Technologies, Inc., Richard S.Greenberg, Michael Mandelbaum, Rosebud, LLC and the Company.

          2.2 Second Amended Plan of Reorganization filed as of August 12, 1998 with the United States Bankruptcy Court,(incorporated by reference to Item 3 of the Company's Current Report on Form 8-K filed October 29, 1998.)

          3.1* Certificate of Incorporation of Focal Surgery, Inc. (former name of the Company)dated October 21, 1992.

          3.2* Amended and Restated Certificate of Incorporation of Focal Surgery, Inc. (former name of the Company) dated
                    April 27, 1993.

          3.3* Certificate of Amendment of Amended and Restated Certificate of Incorporation of Focal Surgery, Inc.(former name of the Company) dated September 24, 1993.

          3.4* Certificate of Amendment of Certificate of Incorporation of Focal Surgery, Inc. (former name of the Company) dated
                    June 17, 1994.

          3.5* Certificate of Amendment of Certificate of Incorporation of Focus Surgery, Inc. (former name of the Company) dated February 4,1997.

          3.6* Second Amended and Restated Certificate of Incorporation of Menlo Acquisition Corporation dated March 10,1999.

          3.7*      By-Laws of the Company.

          4.1*      Form of Certificate for Common Stock.

          4.2*      1999 Stock Option Plan of the Registrant.

          4.3* Form of Nonstatutory Stock Option Agreement under the 1999 Stock Option Plan.

          4.4* Form of Incentive Stock Option Agreement under the 1999 Stock Option Plan.

          10.1* Lease dated as of June 23, 1997 between Greenberg Property, LLC and the Company.

          10.2* Contract for property purchase dated as of February 2, 2000 between Integrated Analytical Laboratories, LLC and
                    East Morris Realty Associates, LLC, and Letter of Extension Dated March 15, 2000.

          10.3* Letter Agreement dated August 26, 1997 between PNC Bank, National Association and Integrated Analytical Laboratories, LLC.

          10.4* Letter Agreement dated August 26, 1997 between PNC Bank, National Association and Environmental Waste Management Associates, LLC.

          10.5* Letter Agreement dated February 22, 2000 between PNC Bank, National Association and Environmental Waste Management Associates, LLC.

          10.6 Employment Agreement dated as of June 1998 between the Company and Lawrence B. Seidman (incorporated by reference to Exhibit 10.1 of the Company's Current Report on Form 8-K filed May 10, 1999).

          10.7 Employment Agreement dated as of June 1998 between the Company and Richard S. Greenberg (incorporated by reference to Exhibit 10.2 of the Company's Current Report on Form 8-K filed May 10, 1999).

          16 Letter on change in certifying accountant (incorporated by reference to Item 4 of the Company's Current Report on Form 8-K filed May 10, 1999).

          21*       Subsidiaries of the Registrant

          27*       Financial Data Schedule.
*Exhibits marked with an asterisk are attached as Exhibits to this Annual
  Report.

          (b)       Reports on Form 8-K

          No reports on Form 8-K were filed during the fourth quarter of the period covered by this report.

                                  SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 Menlo Acquisition Corporation
                                 (Registrant)


                                 By:  /s/ Richard S. Greenberg
                                      ---------------------
                                      Richard S. Greenberg
                                      Chairman of the Board

                                 Date:  March 28, 2000


In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

           Name                   Title                         Date
           ----                   -----                         ----

                             Chairman of the Board,        March 28, 2000
                             Chief Executive Officer
                             and Director (principal
 /s/ Richard S. Greenberg    executive officer)
 ------------------------
 Richard S. Greenberg

                             President, General Counsel    March 28, 2000
/s/ Lawrence B. Seidman      and Director
-------------------------
 Lawrence B. Seidman

                             Chief Financial Officer       March 28, 2000
/s/Frank Russomanno          (principal financial and
-------------------------    accounting officer)
 Frank Russomanno

/s/ George Greenberg         Secretary and Director        March 28, 2000
-------------------------
George Greenberg

Fin. Statements of the Company and Report thereon

Exhibit (1)


                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES




                          INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              F-2

CONSOLIDATED:
     BALANCE SHEETS
         DECEMBER 31, 1999 AND 1998                                   F-3

     STATEMENTS OF OPERATIONS
         YEARS ENDED DECEMBER 31, 1999 AND 1998                       F-4

     STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
         YEARS ENDED DECEMBER 31, 1999 AND 1998                       F-5

     STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
         YEARS ENDED DECEMBER 31, 1999 AND 1998                       F-6

     STATEMENTS OF CASH FLOWS
         YEARS ENDED DECEMBER 31, 1999 AND 1998                       F-7

     NOTES TO FINANCIAL STATEMENTS                                    F-8/21



                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders
Menlo Acquisition Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheets of MENLO ACQUISITION CORPORATION AND SUBSIDIARIES as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Menlo Acquisition Corporation and Subsidiaries as of December 31, 1999 and 1998, and their consolidated results of operations and cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                   /s/ J.H. Cohn, LLP


Roseland, New Jersey
February 11, 2000

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

                      ASSETS                           1999               1998
                      ------                           ----               ----
Current assets:
    Cash and cash equivalents                      $1,182,079       $    24,722
    Investments in marketable securities              722,400
    Accounts receivable:
       Trade, net of allowance for doubtful
          accounts of $614,315 and $565,855         3,879,474         4,832,722
       Unbilled receivables                            65,269           107,276
       Affiliates                                     109,545           284,963
    Prepaid expenses and other current assets          99,855            82,193
    Due from affiliate                                                   27,001
    Deferred tax assets                                34,276
                                                  -----------       -----------
              Total current assets                  6,092,898         5,358,877
Equipment and furnishings, net of accumulated
   depreciation of $964,903 and $550,220            1,087,663         1,019,842
Other assets                                           66,989            37,886
                                                  -----------       -----------

              Totals                               $7,247,550        $6,416,605
                                                   ==========        ==========

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Notes payable - bank                                             $  400,000
    Current portion of long-term debt             $   106,248           106,248
    Accounts payable                                  942,071           610,201
    Customer deposits                                 444,685           522,725
    Accrued expenses and other liabilities            443,401           236,077
    Due stockholder                                                      54,825
    Deferred tax liabilities                                              7,300
                                                  -----------       -----------
              Total current liabilities             1,936,405         1,937,376
Long-term debt, noncurrent portion                    168,231           274,480
                                                  -----------       -----------
              Total liabilities                     2,104,636         2,211,856
                                                  -----------       -----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, $.0001 par value;
       2,000,000 shares authorized; none issued         -                  -
    Common stock, $.0001 par value; 40,000,000
       shares authorized; 5,263,348 and
       5,000,000 shares issued and outstanding            526               500
    Additional paid-in capital                      4,312,662         4,262,688
    Retained earnings (deficit)                       803,291           (58,439)
    Accumulated other comprehensive income
      - investment valuation allowance                 26,435
                                                  -----------        -----------
              Total stockholders' equity            5,142,914         4,204,749
                                                  -----------        -----------

              Totals                               $7,247,550        $6,416,605
                                                   ==========        ===========

See Notes to Consolidated Financial Statements.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998




                                                     1999               1998
                                                     ----               ----

Gross revenue                                    $13,594,524        $12,848,430
Direct project costs and other costs of
  operations                                       5,242,744          5,856,090
                                                ------------       ------------

Net revenue                                        8,351,780          6,992,340
                                               -------------       ------------

Expenses:
     Labor and related expenses                    1,854,753          1,869,015
     Selling, general and administrative           5,166,039          4,859,712
                                                ------------       ------------
              Totals                               7,020,792          6,728,727
                                                ------------       ------------

Income from operations                             1,330,988            263,613
                                                ------------       ------------

Other income (expense):
     Write-off of amounts due from affiliates                          (306,375)
     Interest                                        (33,695)           (90,355)
     Administrative fee income                        42,000             48,000
     Sundry, principally investment income            86,281             14,432
                                                ------------       ------------
              Totals                                  94,586           (334,298)
                                                ------------       ------------

Income (loss) before income taxes                  1,425,574            (70,685)

Provision (credit) for income taxes                  563,844            (12,246)
                                                ------------       ------------

Net income (loss)                              $     861,730     $      (58,439)
                                               =============     ==============

Unaudited:
     Historical income (loss) before income
       taxes                                    $  1,425,574     $      (70,685)
     Pro forma for 1998 comparative purposes:
         Provision (credit) for income taxes         563,844            (28,000)
                                                ------------     --------------

         Net income (loss)                      $    861,730     $      (42,685)
                                                ============     ==============

         Basic earnings (loss) per share              $.16            $(.01)
                                                      ====            =====

         Basic weighted average common shares
           outstanding                             5,263,348          5,263,348
                                                   =========          =========





See Notes to Consolidated Financial Statements.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                     YEARS ENDED DECEMBER 31, 1999 AND 1998




                                                         1999            1998
                                                         ----            ----

Net income (loss)                                       $861,730       $(58,439)

Other comprehensive income - unrealized holding gain,
     net of income taxes of $17,624                       26,435
                                                       ---------       --------

Comprehensive income (loss)                             $888,165       $(58,439)
                                                        ========       ========


































See Notes to Consolidated Financial Statements.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1999 AND 1998


                                                            Unrealized
                                                             Holding
                       Common Stock   Additional             Gain on
                       ------------     Paid-in   Retained  Marketable
                     Shares   Amount    Capital   Earnings  Securities   Total
                     ------   -----     -------   --------  ----------   -----
Balance
 January 1, 1998    5,000,000  $500  $4,262,688                      $4,263,188

Net loss                                         $ (58,439)             (58,439)
                    ---------  ----  ----------  ---------            ----------

Balance,
 December 31, 1998   5,000,000   500  4,262,688    (58,439)           4,204,749

Effect of reverse
 acquisition           263,348    26     49,974                          50,000

Unrealized holding
 gain, net of income
 taxes of $17,624                                           $26,435      26,435

Net income                                         861,730              861,730
                    ---------  ----  ----------  ---------  -------   ----------

Balance, December
 31, 1999           5,263,348  $526  $4,312,662   $803,291  $26,435  $5,142,914
                    =========  ====  ==========   ========  =======  ===========









See Notes to Consolidated Financial Statements.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998

                                                          1999           1998
                                                          ----           ----

Operating activities:
  Net income (loss)                                     $861,730   $  (58,439)
Adjustments to reconcile net income
  (loss) to net cash
     provided by operating activities:
     Depreciation and amortization                       414,683       377,020
     Bad debts                                           130,000       529,945
     Write-off of amounts due from affiliates                          306,375
     Deferred income taxes                               (59,200)      (10,700)
     Changes in operating assets and liabilities:
        Accounts receivable - trade                      823,248    (1,250,930)
        Unbilled receivables                              42,007       303,978
        Accounts receivable - affiliates                 175,418        31,273
        Prepaid expenses and other current assets        (17,662)      (22,637)
        Other assets                                      20,897       (23,182)
        Accounts payable                                 331,870        25,516
        Customer deposits                                (78,040)      180,469
        Accrued expenses and other liabilities           207,324       121,708
                                                         --------  ------------
           Net cash provided by operating activities   2,852,275       510,396
                                                      -----------  ------------
Investing activities:
   Purchase of equipment and furnishings                (482,504)     (483,507)
   Repayments from (advances to) affiliate                27,001      (211,376)
   Purchase of marketable securities                    (678,341)
   Repayments from stockholder                                         784,351
                                                      -----------  ------------
           Net cash provided by (used in)
              investing activities                    (1,133,844)       89,468
                                                      -----------  ------------

Financing activities:
   Repayment of note payable - bank and
      long-term debt                                    (506,249)     (694,272)
   Proceeds of note payable - bank                                     115,000
   Repayment of advances from stockholder                (54,825)
                                                      -----------  ------------
           Net cash used in financing activities        (561,074)     (579,272)
                                                      -----------  ------------

Net increase in cash and cash equivalents               1,157,357       20,592
Cash and cash equivalents, beginning of year               24,722        4,130
                                                      -----------  -------------

Cash and cash equivalents, end of year                 $1,182,079   $    24,722
                                                       ==========   ===========

Supplemental disclosure of cash flow data:
     Interest paid                                     $   33,695   $    90,355
                                                       ==========   ===========

     Income taxes paid                                 $  571,763   $    60,800
                                                       ==========   ===========



See Notes to Consolidated Financial Statements.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1  -  Business  activities  and  reverse  acquisition:
             Business activities:
                  Menlo Acquisition Corporation ("Menlo") is a publicly traded Delaware corporation formerly doing business as Focus Surgery, Inc. ("Focus"). Menlo is now a holding company engaged in acquiring other operating businesses. Prior to the consummation of the Second Amended Plan of Reorganization in March 1999 which is further described below, Focus specialized in the research and development of techniques and equipment used in noninvasive surgeries. On February 9, 1996, Focus filed a petition for relief under Chapter 11 of the Bankruptcy Code. In August 1996, while in bankruptcy, Focus sold substantially all of its assets to an unrelated company. As part of the sale, Focus transferred all rights to the "Focus Surgery, Inc." name to the buyer and amended its Articles of Incorporation to change its name to Menlo Acquisition Corporation.

                  Environmental Waste Management Associates, LLC, a New Jersey limited liability company ("EWMA, LLC"), and Environmental Waste Management Associates, Inc., a New Jersey corporation ("EWMA, Inc.") and, together with EWMA, LLC (collectively "EWMA"), are environmental consulting firms providing a broad range of environmental services related to the investigation and remediation of hazardous waste sites. EWMA has offices in Parsippany and West Windsor, New Jersey.

                  Integrated Analytical Laboratories, LLC, a New Jersey limited liability company ("IAL, LLC"), and Integrated Analytical Laboratories, Inc., a New Jersey corporation ("IAL, Inc.") and, together with IAL, LLC (collectively "IAL"), are firms providing analytical laboratory services to the environmental and pharmaceutical industries. IAL is located in Randolph, New Jersey.

                  EWMA, Inc. and IAL, Inc. were organized under the laws of the State of New Jersey in 1987 and each sold primarily all of their respective assets, except accounts receivable, to the aforementioned limited liability companies in April 1997. EWMA, Inc. and IAL, Inc. currently have no operations but exist primarily for the purpose of collecting outstanding receivables.

                  EWMA, LLC, EWMA, Inc., IAL, LLC, and IAL, Inc. are further defined, collectively, as the "Acquired Entities" and were related by common ownership.

               Reverse acquisition:
                  On March 10, 1999, Menlo and the Acquired Entities consummated certain transactions pursuant to the Second Amended Plan of Reorganization filed with the Bankruptcy Court on August 12, 1998 and approved on August 26, 1998. Menlo converted all of its outstanding shares of existing common stock to 263,348 shares of new common stock with a par value of $.0001 per share. Additionally, Menlo issued 5,000,000 shares of new common stock in exchange for 99% of the equity interest in the Acquired Entities (the "Acquisition"). Subsequently, the remaining 1% of the Acquired Entities was purchased from an affiliated party for the nominal amount of $1.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1 - Business  activities  and  reverse  acquisition  (concluded):
           Reverse acquisition (concluded):
                  As a result of the Acquisition and the subsequent 1% purchase, the Acquired Entities became wholly-owned subsidiaries of
                  Menlo and the former owners and members of the Acquired Entities became the owners of approximately 95% of the 5,263,348 shares of common stock of Menlo outstanding upon the consummation of the Acquisition. Stockholders of Menlo prior to the Acquisition comprised the ownership of the remaining 5% of outstanding shares at the date of the Acquisition. The transaction was treated for accounting purposes as a "purchase business combination" and a "reverse acquisition" effective as of March 10, 1999 in which Menlo was the legal acquirer and the Acquired Entities were the accounting acquirer. Accordingly, the assets and liabilities of the accounting acquirer (the Acquired Entities) continue to be accounted for at their historical carrying values as of March 10, 1999.

                  As further explained in Note 3, the fair value of the 263,348 shares of Menlo common stock ($50,000) issued became the total cost of the acquisition of Menlo.

                  The accompanying consolidated statement of operations for the years ended December 31, 1999 and 1998 reflect the results of operations of the Acquired Entities. Prior to the Acquisition, Menlo was in bankruptcy and had limited operating activities; therefore, no activity from the effective date of the Acquisition for Menlo is reflected in the accompanying consolidated financial statements.


Note 2 - Summary  of  significant  accounting  policies:
           Basis of presentation:
                  The accompanying consolidated financial statements include the accounts of Menlo and the Acquired Entities. All significant intercompany accounts and transactions have been eliminated in consolidation. As used herein, the "Company" refers to Menlo and the Acquired Entities, collectively.

           Use of estimates:
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

           Revenue recognition:
             Revenue is recognized as services are provided.

           Cash equivalents:
             Cash equivalents include all highly liquid investments with a maturity of three months or less when acquired.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Summary  of  significant  accounting  policies  (continued):
           Allowance for doubtful accounts:
                  The Company establishes an allowance for uncollectible accounts receivable based on historical collection experience and management's evaluation of collectibility of outstanding accounts receivable.

           Concentrations of credit risk:
                  Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions. At times, the Company's cash and cash equivalents exceed the current insured amount under the Federal Deposit Insurance Corporation of $100,000. At December 31, 1999, the Company had cash and cash equivalent balances that exceed Federally insured limits by approximately $993,000. Concentrations of credit risk with respect to accounts receivable are limited as the Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses. Management does not believe that significant credit risk exists at December 31, 1999.

           Investments in marketable securities:
                  Investments in marketable debt and equity securities classified as "available for sale" are recorded at fair value. Unrealized gains and losses are reported annually as other comprehensive income in the consolidated statement of comprehensive income and accumulated within stockholders' equity.

           Equipment and furnishings:
                  Equipment and furnishings are stated at cost, net of accumulated depreciation. Depreciation is provided using prescribed methods over the estimated useful lives of the assets.

                  Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported as income or expense.

           Goodwill:
                  Goodwill, which is included in other assets, is comprised of costs in excess of net assets of acquired businesses that are being amortized on a straight-line basis over estimated useful lives of 10 years.

           Advertising:
                  The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations amounted to $136,548 and $188,932 in 1999 and 1998, respectively.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2 - Summary  of  significant  accounting  policies  (continued):
           Impairment of long-lived assets:
                  The Company applies the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", ("SFAS 121") to its long-lived assets. Under SFAS 121, impairment losses on long-lived assets, such as goodwill and equipment and furnishings, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

           Income taxes:
                  Prior to the Acquisition on March 10, 1999, EWMA, Inc. and IAL, Inc., with the consent of their stockholder, had elected to be treated as "S" Corporations under the applicable sections of the Internal Revenue Code. Under these sections, corporate income or loss, prior to that date was allocated to the stockholder for inclusion in his personal income tax returns. Accordingly, there was no provision for Federal income tax in the accompanying 1998 consolidated financial statements.

                  EWMA, Inc. and IAL, Inc. had also elected to be treated as "S" Corporations for New Jersey state income tax purposes. However, the State of New Jersey does impose a tax on "S" Corporation income at a reduced rate and, accordingly, a provision for such tax has been provided in the accompanying 1998 consolidated financial statements for income attributable to EWMA, Inc. and IAL, Inc.

                  In addition, prior to the Acquisition on March 10, 1999, EWMA, LLC and IAL, LLC were New Jersey limited liability companies and, as such, were treated as partnerships for Federal and state income tax purposes. A partnership is not a tax paying entity for Federal or state income tax purposes. Income or loss of a limited liability company is reported in the individual member's income tax returns and, accordingly, no provision for income tax has been recorded in the accompanying 1998 consolidated financial statements for income attributable to EWMA, LLC and IAL, LLC.

                  The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities be computed annually for differences between the financial statement and tax bases of assets and liabilities that result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the year plus or minus the change during the year in deferred tax assets and liabilities.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2 - Summary of significant accounting policies (continued):
           Stock based compensation:
                  In accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", the Company will recognize compensation costs as a result of the issuance of stock options to employees based on the excess, if any, of the fair value of the underlying stock at the date of grant or award (or at an appropriate subsequent measurement date) over the exercise price. The Company will also make pro forma disclosures, as required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), of net income or loss using the Black-Scholes option pricing method if such amounts differ materially from the historical amounts.

                  Transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

           Earnings (loss) per share:
                  The Company presents "basic" and, if applicable, "diluted" earnings (loss) per common share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128").

                  Basic earnings (loss) per common share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. The calculation of diluted earnings (loss) per common share is similar to that of basic earnings (loss) per common share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, principally those issuable upon the exercise of stock options, were issued during the period. For the year ended December 31, 1999, diluted earnings per share have not been presented because there were no additional shares derived from the assumed exercise of stock options and the application of the treasury stock method. Such potentially diluted securities, however, could dilute basic earnings per share in the future. For the year ended December 31, 1998, the Company had no potentially dilutive common shares.

                  Since EWMA, Inc. and IAL, Inc. had elected to be taxed as "S" Corporations and EWMA, LLC and IAL, LLC were taxed as limited liability corporations prior to the date of the Acquisition, unaudited pro forma earnings (loss) per common share assuming the Acquired Entities had been subject to Federal and state income taxes have been presented for the year ended December 31, 1998.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2 -  Summary  of  significant  accounting  policies  (concluded):
            Comprehensive income:
                  Effective January 1, 1999, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS 130") which established new rules for the reporting and display of comprehensive income and its components. The Company owns marketable debt and equity securities which are classified as available-for-sale. SFAS 130 requires unrealized gains and losses on the Company's available-for-sale securities to be included in other comprehensive income. The adoption had no impact on prior year financial statements.


Note 3 - Purchase business combination:
               The Acquisition, as described in Note 1, has been accounted for as a purchase business combination and a reverse acquisition in which the Acquired Entities were the accounting acquirer and Menlo was the legal acquirer. As noted previously, Menlo was in bankruptcy and had limited assets and liabilities at the date of the Acquisition. The cost of the Acquisition totaled $50,000, inclusive of professional fees, and pursuant to the purchase method of accounting, the initial cost of acquiring Menlo, which exceeded the fair value of the net assets acquired by $50,000, was allocated to goodwill and is included in other assets in the accompanying consolidated financial statements.


Note 4 - Investments in marketable securities:
               At December 31, 1999, the Company's investments in marketable securities, all of which were classified as available-for-sale, consisted of government agency debt securities and equity securities as follows:
                                                             Cost or
                                                            Amortized
                                                               Cost   Fair Value
                                                               ----   ----------

                    Debt securities (maturity within 1 year) $497,400   $497,400
                    Equity securities                         180,941    225,000
                                                            ---------  ---------

                         Totals                              $678,341   $722,400
                                                             ========  =========

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 5 - Equipment and furnishings:
               Equipment and furnishings consist of the following:

                                        Range of
                                        Estimated
                                      Useful Lives       1999           1998
                                      ------------       ----           ----

               Equipment                  5-7 years  $1,603,202      $1,197,269
               Furniture and fixtures     7 years       164,232         139,413
               Vehicles                   5 years       130,669          95,669
               Leasehold improvements     7 years       154,463         137,711
                                                     ----------      ----------
                                                      2,052,566       1,570,062
                    Less accumulated depreciation       964,903         550,220
                                                     ----------      ----------

                         Totals                      $1,087,663      $1,019,842
                                                     ==========      ==========

               Depreciation expense amounted to $414,683 and $377,020 in 1999 and 1998, respectively.


Note 6 - Notes payable - bank:
               The Company has a committed line of credit agreement with PNC Bank in the amount of $750,000 which expires on April 30, 2000. Outstanding borrowings bear interest at the prime rate plus .75% (an effective rate of 9.5% and 8.5% at December 31, 1999 and 1998, respectively). At December 31, 1999, the Company had no outstanding borrowings on the line of credit.

               Outstanding borrowings are collateralized by substantially all of the Company's assets and are guaranteed by the principal stockholder. The line of credit contains certain covenants, the most restrictive of which includes the maintenance of a maximum capital funds ratio, as defined.


Note 7 - Long-term debt:
               The term loan is payable in monthly installments of $8,854 plus interest at 200 basis points over the bank's four year cost of funds rate (an effective rate of 7.90% at December 31, 1999 and 1998) until July 2002, at which time the unpaid balance is due. The loan is collateralized by substantially all of the Company's assets and guaranteed by the principal stockholder.

               Principal amounts due under the term loan in each of the years subsequent to December 31, 1999 total $106,248 in 2000 and 2001 and $61,983 in 2002.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 8 - Retirement plan:
               The Company maintains a retirement plan qualifying under Section 401(k) of the Internal Revenue Code which allows eligible employees to defer a portion of their income through contributions to the plan. The Company makes contributions to the plan for the benefit of the employees subject to certain limitations. The Company's contributions amounted to $78,220 and $73,929 in 1999 and 1998, respectively.


Note 9 - Income taxes:
               As explained in Note 2, prior to the Acquisition on March 10, 1999, the Company did not pay any Federal income taxes; however, it was liable for state income taxes at a reduced rate. Subsequent to the date of the Acquisition, the Company became subject to Federal and state income taxes at full statutory rates.

               Accordingly, the historical provisions and credits for income taxes shown in the accompanying consolidated statements of operations for the years ended December 31, 1999 and 1998 were comprised of the following:

                                                          1999          1998
                                                      -----------    -----------
                    Federal:
                         Current                       $475,742
                         Deferred                       (40,200)
                                                       --------
                            Totals                      435,542
                                                       --------
                    State:
                         Current                        140,002     $  (1,546)
                         Deferred                       (11,700)      (10,700)
                                                       ---------     ---------
                            Totals                      128,302       (12,246)
                                                       ---------     ---------

                            Totals                     $563,844      $(12,246)
                                                       ========      =========

               Unaudited pro forma provisions and credits for income taxes assuming the Acquisition had occurred on January 1, 1998 and the Company was subject to Federal and state income taxes at full statutory rates for the year ended December 31, 1998 is shown comparatively with 1999 as follows:
                                                                    Unaudited
                                                        Actual      Pro Forma
                                                        ------      ---------
                                                         1999          1998
                                                         ----          ----
                    Federal:
                         Current                       $475,742
                         Deferred                       (40,200)     $(21,870)
                                                     ----------      --------
                             Totals                     435,542       (21,870)
                                                      ---------     ---------

                    State:
                         Current                        140,002
                         Deferred                       (11,700)       (6,130)
                                                     ----------    ----------
                             Totals                     128,302        (6,130)
                                                      ---------    ----------

                             Totals                    $563,844      $(28,000)
                                                       ========      ========
                                      F-15

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 9 - Income taxes (concluded):
     The provisions for income taxes in 1999 and the unaudited pro forma credit for income taxes in 1998 differ from the amounts computed using the Federal statutory rate of 34% as a result of the following:

                                                              1999 1998
                                                              ---- ----

       Expected provision (credit) at Federal statutory rate   34% (34)%
       Effect of state income taxes, net of Federal income
       tax effect                                               6   (6)
                                                                --- ---

       Effective tax rate                                      40% (40)%
                                                               ==  ===

     At December 31, 1999 and 1998, the net current tax assets were attributable to the following:
                                                       1999              1998
                                                      -------          --------
       Deferred tax assets - allowance for
         doubtful accounts                            $51,900
                                                      -------
       Deferred tax liabilities:

         Unrealized holding gains in marketable
           securities                                 (17,624)
           Other                                                        $(7,300)
                                                      --------          -------
              Totals                                  (17,624)           (7,300)
                                                      -------           -------

       Net current deferred tax assets (liabilities)  $34,276           $(7,300)
                                                      =======           =======


Note 10- Related party transactions:
               At December 31, 1998, the amounts due from affiliate, which are companies that are wholly-owned or substantially owned by the Company's principal stockholder, consist of noninterest bearing cash advances that are due on demand. During 1998, the Company determined that amounts due from an affiliate totaling $306,375 were uncollectible and written off.

               At December 31, 1998, the amount due stockholder consisted of noninterest bearing, unsecured advances due on demand.

               During 1999 and 1998, the Company had the following transactions with affiliated companies which are wholly-owned or substantially owned by the Company's principal stockholder:

                                                         1999            1998
                                                         ----            ----
                    Laboratory fees (income)         $  82,717         $101,051
                    Consulting fees (income)           126,407
                    Administrative fees (income)        42,000           48,000
                    Subcontractor fees (expense)        55,683

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 10 - Related party transactions (concluded):
               At December 31, 1999 and 1998, accounts payable included $4,296 and $53,439, respectively, which was owed to affiliated companies which are wholly-owned or substantially owned by the Company's principal stockholder.

               At December 31, 1999, accounts receivable included $23,742, which was owed from affiliated companies, which are wholly-owned or substantially owned by the Company's principal stockholder. There were no such accounts receivable at December 31, 1998.

               In-Situ Oxidative Technologies ("ISOTEC") is owned 50% by Dr. Richard S. Greenberg, Menlo's Chief Executive Officer, and 50% by an unrelated third party. ISOTEC is in the business of remediating contaminated properties using a proprietary in-situ treatment program. The services performed by ISOTEC are similar in nature to those provided by the operating segments of Menlo. During 1999 and 1998, EWMA and IAL have generated revenue directly from ISOTEC in the amounts of approximately $183,000 and $36,000, respectively. Additionally, the similar nature of ISOTEC's services has enabled EWMA to obtain contracts and generate revenues with unrelated customers in the past and may potentially enable it to continue to do so in the future.

               On December 6, 1999, Menlo entered into an agreement with ISOTEC and an unrelated third party to advance it operating capital. As of the date of this agreement, the Company was owed approximately $195,000 for services it had provided on behalf of ISOTEC, of which approximately $162,000 was outstanding as of December 31, 1998. In consideration for Menlo entering into the aforementioned agreement, ISOTEC agreed to repay in full the outstanding balance of approximately $195,000. In addition, Menlo was granted the opportunity to purchase up to 50% of ISOTEC.

               The agreement calls for Menlo to advance operating funds up to $250,000 to ISOTEC in equal amounts to that being advanced by the unrelated third party. In return, Menlo will receive an option to purchase 20% of Dr. Greenberg's ownership interest in ISOTEC (10% of the Company) for each $50,000 or portion thereof loaned to ISOTEC. The options are exercisable through June 30, 2001 at a price of $1,000 per option. As of February 11, 2000, Menlo had loaned $80,000 to ISOTEC and therefore has two options to purchase a total of 40% of Dr. Greenberg's interest (20% of the Company) for $2,000. Due to ISOTEC's financial condition, Menlo's $80,000 advance/option investment in ISOTEC is being carried at $0. Management does not intend to make any advances in excess of the $250,000 total commitment to ISOTEC until ISOTEC shows an improvement in their financial condition and ability to pay.


Note 11- Commitments and contingencies:
               Lease commitments:
               The Company is obligated under noncancelable leases for office space, storage space and laboratory facilities at several locations in New Jersey, one of which is a building owned by the principal stockholder. The leases expire at various dates through August 2007 and require the Company to pay minimum annual rentals plus its pro rata share of common area maintenance, real estate taxes, insurance, utilities and other occupancy costs, as defined. Rent expense, including allocated pro rata charges, amounted to $489,404 and $448,417 in 1999 and 1998, respectively, inclusive of $290,539 and $318,762, respectively, paid to the principal stockholder. Future minimum lease payments subsequent to December 31, 1999 for each of the next five years and in the aggregate are as follows:
                                      F-17

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 11- Commitments and contingencies (concluded):
            Lease commitments (concluded):

                     Year Ending   Nonrelated      Principal
                    December 31,     Parties      Stockholder           Total
                    -----------      -------      -----------           -----
                        2000        $146,900       $305,578           $452,478
                        2001          38,400        305,578            343,978
                        2002          38,400        305,578            343,978
                        2003          38,400        305,578            343,978
                        2004          38,400        305,578            343,978
                        Thereafter                  789,411            789,411
                                    --------       --------           --------

                          Totals    $300,500     $2,317,301         $2,617,801
                                    ========     ==========         ==========

               Litigation:
                  In the ordinary course of business, the Company is both a plaintiff and defendant in various legal proceedings. In the opinion of management, resolution of these claims is not expected to have a material adverse effect on the consolidated financial position or results of operations of the Company.


Note 12- Fair value of financial instruments:
                  Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. In assessing the fair value of cash and cash equivalents, accounts receivable and accounts payable, management determined that they were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities and long-term debt was carried at values that approximated their fair values because they had interest rates equivalent to those currently prevailing for financial instruments with similar characteristics.


Note 13- Business segments:
               The Company is reporting segment revenue and income from operations in the same format reviewed by the Company's management (the "management approach"). The Company has two reportable segments: providing consulting, remedial and disposal services (consulting), and laboratory testing of soil and water for environmental hazards (lab).

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 13- Business segments (continued):
           Revenue,   income  from  operations  and  other  related  segment
             information follows:


                                                       1999             1998
                                                       ----             ----
                    Gross revenue:
                         Consulting               $   9,287,714    $  9,372,764
                         Lab                          5,168,785       4,260,293
                         Inter-segment                 (861,975)       (784,627)
                                                 --------------  --------------

                             Totals               $  13,594,524    $ 12,848,430
                                                    ===========     ===========

                    Direct project costs and
                     other costs of operations:
                         Consulting               $   3,693,389    $  4,637,110
                         Lab                          2,411,330       2,003,607
                         Inter-segment                 (861,975)       (784,627)
                                                 --------------  --------------

                             Totals               $   5,242,744    $  5,856,090
                                                   ============    ============

                    Operating expenses:
                         Consulting               $   5,308,060    $  5,211,275
                         Lab                          2,272,709       1,992,137
                         Inter-segment                 (559,977)       (474,685)
                                                   ------------  --------------

                             Totals               $   7,020,792    $  6,728,727
                                                   ============    ============

                    Income (loss) from operations:
                         Consulting               $     286,265   $    (475,621)
                         Lab                            484,746         264,549
                         Inter-segment                  559,977         474,685
                                                 --------------  --------------

                             Totals               $   1,330,988   $     263,613
                                                   ============   =============

                    Other income (expense):
                         Consulting               $     636,265   $     172,193
                         Lab                             18,298         (31,806)
                         Inter-segment                 (559,977)       (474,685)
                                                 --------------  --------------

                             Totals               $      94,586   $    (334,298)
                                                 ==============   =============

                    Income (loss) before taxes:
                         Consulting               $     922,530   $    (303,428)
                         Lab                            503,044         232,743
                                                 --------------  --------------

                                 Totals           $   1,425,574   $     (70,685)
                                                   ============  ==============

                    Provision (credit) for income taxes:
                         Consulting               $     364,297   $      (9,810)
                         Lab                            199,547          (2,436)
                                                  -------------  --------------
                                 Totals           $     563,844   $     (12,246)
                                                  =============  ==============
                    Net income (loss):
                         Consulting               $     558,233   $    (293,618)
                         Lab                            303,497         235,179
                                                  --------------  -------------

                                 Totals           $     861,730  $      (58,439)
                                                  =============  ==============

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 13- Business segments (concluded):

                                                      1999              1998
                                                      ----              ----
               Assets:
                  Cash and marketable securities, at market:
                    Consulting                    $  1,033,900          12,483
                    Labs                               870,579          12,239
                                                --------------   -------------
                       Totals                        1,904,479          24,722
                                                 -------------   -------------

                  Accounts receivable - net:
                    Consulting                       3,037,305       4,213,123
                    Labs                             1,036,390       1,587,540
                    Inter-segment                      (19,407)       (575,702)
                                                --------------   -------------
                       Totals                        4,054,288       5,224,961
                                                 -------------   -------------

                  Equipment and furnishings - net:
                    Consulting                         397,189         425,491
                    Labs                               690,474         594,351
                                                --------------   -------------
                       Totals                        1,087,663       1,019,842
                                                 -------------   -------------

                  Other assets:
                    Holding                             84,276
                    Consulting                         133,024         126,428
                    Labs                                18,096          20,652
                    Inter-segment                      (34,276)
                                                --------------   -------------
                       Totals                          201,120         147,080
                                                --------------   -------------

                       Total assets               $  7,247,550    $  6,416,605
                                                  ============    ============

Note 14- Stock option plan:
               On July 21, 1999, the Board of Directors approved the Company's Stock Option Plan (the "Plan"), subject to ratification by the Company's stockholders, whereby up to 525,000 shares of the
               Company's common stock may be granted to key personnel in the form of incentive stock options and nonstatutory stock options, as defined under the Internal Revenue Code. Key personnel eligible for these awards include all present and future employees of the Company and individuals who are consultants to the Company as well as nonemployee directors of the Company. Under the Plan, the exercise price of options generally will be the fair market value of the shares on the date of grant. The exercise price of incentive stock options granted to a 10% stockholder, however, will be 110% of the fair market value of the shares on the date of grant. The maximum term of any stock option granted may not exceed ten years (or in the case of a 10% stockholder, five years) from the date of grant.

               During November 1999, the Company issued 57,500 stock options to key personnel, subject to ratification by the Company's stockholders. The options, all of which are outstanding at December 31, 1999, are exercisable through November 2009.

                 MENLO ACQUISITION CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 14- Stock option plan (concluded):
               The compensation cost, pro forma income and net income per common share for 1999 determined using a fair value based method of accounting for the stock options granted in 1999, as required by SFAS 123, would not differ materially from the corresponding historical amounts.


Note 15- Preferred stock:
                No shares of preferred stock have been issued as of December 31, 1999. Under the Company's Articles of Incorporation, the Board of Directors, within certain limitations and restrictions, can fix or alter the dividend rights, dividend rate, conversion rights, voting rights and terms of redemption including price and liquidation preferences. As of February 11, 2000, the Board of Directors has not yet fixed any terms to the preferred stock.



                                      * * *